Exhibit 10.1

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of September, 2014 (the “Effective Date”), by and among INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Buyer”), and the entities set forth on Exhibit A attached hereto and incorporated herein (each, a “Seller” and collectively, “Sellers”).

RECITALS

1.                                      Each Seller is the owner of that certain property more particularly described on Exhibit A and Exhibit A-1 attached hereto and incorporated herein (each, a “Property” and collectively, the “Properties”); further defined to include (for each Property) items 1-7 on attached Exhibit A.

2.                                      Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Properties, in three separate closings and upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sellers and Buyer agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.                                 Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Acquired Properties” means, with respect to any Closing, the Properties owned by the Sellers to be acquired at such Closing.

“Action” means any legal action, government investigation, or similar proceeding, including suits, arbitrations and mediations.

“Aggregate Net Purchase Price” shall have the meaning set forth in Section 2.2(a).

“Agreement” shall have the meaning set forth in the preamble.

“Applicable Laws” means all common law, statutes, ordinances, rules, regulations and Orders of any Governmental Entity applicable to the Properties or the Sellers.

“Assignment of Leases” shall have the meaning set forth in Section 3.2(a)(iii).

“Assumed Financing” means those certain loans encumbering the Properties identified on Exhibit A, which Buyer intends to assume in connection with a Closing, and any other loans encumbering the Properties which Buyer intends to assume following notice to Sellers pursuant to Section 2.4.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any Applicable Law.

“Bay Park Closing” shall have the meaning set forth in Section 3.1(e).

“Bay Park Opt-Out Expiration Date” shall have the meaning set forth in Section 3.1(e).

“Bay Park Property” means the Property identified as “Village at Bay Park” on Exhibit A.

“Bay Park Purchase Price” shall mean the amount of $19,700,045.

“Bay Park Seller” means the Seller of the Village at Bay Park Property.

“Bay Park Seller’s Opt-Out Notice” shall have the meaning set forth in Section 3.1(e).

“Business Day” means a day other than a Saturday, Sunday or national holiday on which commercial banks in Indianapolis, Indiana are authorized or required by law to close.

“Buyer” shall have the meaning set forth in the preamble.

“Buyer Ancillary Documents” shall have the meaning set forth in Section 4.3(b).

“Buyer Closing Documents” shall have the meaning set forth in Section 3.2(b).

“Buyer’s Bay Park Notice” shall have the meaning set forth in Section 3.1(e).

“Buyer’s Expenses” means, except as provided otherwise in this Agreement, Buyer’s attorneys’ fees, all loan assumption costs, all prepayment and defeasance costs for loans not assumed, all costs of endorsements to any owner’s policies of title insurance and the premium for any lender’s policies of title insurance or endorsements thereto, Buyer’s due diligence costs, including the costs of any Surveys, environmental reports, appraisals, or any other due diligence items and one-half of all escrow and closing costs charged by the Escrow Agent.

“Buyer’s Representatives” shall have the meaning set forth in Section 5.2.

“Buyer’s Title Notice” has the meaning set forth in Section 9.2.

“Casualty” shall have the meaning set forth in Section 9.6.

“CERCLA” shall have the meaning set forth in Section 8(b).

“Closing” or “Closings” means, as applicable in the particular context, either (a) individually, the First Closing, the Second Closing or the Bay Park Closing, or (b) collectively, the First Closing, the Second Closing and the Bay Park Closing.

“Closing Survey Certificate” shall have the meaning set forth in Section 3.2(a)(xi).

“Contracts” shall have the meaning set forth in Exhibit A.

“Disclosure Notice” shall have the meaning set forth in Section 4.6.

“Disclosures” shall have the meaning set forth in Section 8(a).

“Earnest Money” shall have the meaning set forth in Section 2.3.

“Effective Date” shall have the meaning set forth in the preamble.

“Effective Time” shall have the meaning set forth in Section 3.1(b).

“Escrow” shall have the meaning set forth in Section 3.1(b).

“Escrow Agent” means Chicago Title Insurance Company, 10 South LaSalle Street, Suite 3100, Chicago, Illinois 60603, attention: Nancy Castro, Vice President (phone: 312-223-2709) (facsimile: 312-223-3409).

“FATF” shall have the meaning set forth in Section 4.1(i).

“First Closing” shall have the meaning set forth in Section 3.1(c).

“First Closing Sellers” means the Sellers of the Properties that will be included in the First Closing.

“First Closing Purchase Price” shall have the meaning set forth in Section 3.1(a).

“General Assignment” shall have the meaning set forth in Section 3.2(a)(iv).

“Governmental Entity” means any government, governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether, federal, state or local.

“Hazardous or Toxic Materials” means any substance or material which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Applicable Laws, as currently in effect as of the date of this Agreement, (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products or materials and substances containing petroleum or other hydrocarbons, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials or (viii) radioactive materials.

“Impositions” shall have the meaning set forth in Section 3.4(a)(ii).

“Indemnified Parties” shall have the meaning set forth in Section 5.2(d).

“Information” shall have the meaning set forth in Section 11.11.

“Intangible Property” shall have the meaning set forth in Exhibit A.

“Kite Estoppel” shall have the meaning set forth in Section 6.1(g).

“Knowledge Individuals” shall have the meaning set forth in Section 4.2.

“Knowledge of Seller” has the meaning set forth in Section 4.2.

“Leases” shall have the meaning set forth in Exhibit A.

“Leasing Costs” shall have the meaning set forth in Section 3.2(b)(vii).

“Liens” means mortgages or deeds of trust, adverse claims, judgment liens, mechanic’s or materialmen’s liens, liens evidencing delinquent taxes or assessments, security interests, pledges and other liens of similar nature.

“Losses” shall have the meaning set forth in Section 5.2(d).

“Major Tenant” shall have the meaning set forth in Section 6.1(f).

“Merger Date” shall mean July 1, 2014.

“OFAC” shall have the meaning set forth in Section 4.1(i).

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“Permitted Exceptions” shall have the meaning set forth in Section 6.1(c).

“Person” means any individual or entity (including partnerships, corporations, limited liability companies, trusts and Governmental Entities).

“Personal Property” shall have the meaning set forth in Exhibit A.

“Preapproved Leases” shall have the meaning set forth in Section 3.4(b)(vii).

“Property” shall have the meaning set forth in the Recitals.

“Properties” shall have the meaning set forth in the Recitals.

“Purchase Price” shall mean the amount of $318,130,576 in gross and, with respect to an individual Property, the amount indicated on Exhibit A for that Property. For purposes of clarity, Buyer and Sellers agree that the total amount of the Purchase Price shall not include the Bay Park Purchase Price.

“Purchase Right” shall have the meaning set forth in Section 6.1(e).

“Real Estate” shall have the meaning set forth in Exhibit A.

“Reimbursable Amounts” shall have the meaning set forth in Section 9.6.

“Rent Roll” shall have the meaning set forth in Section 3.4(b)(vii).

“Second Closing” has the meaning set forth in Section 3.1(d).

“Second Closing Sellers” means the Sellers of the Properties which will be included in the Second Closing.

“Second Closing Purchase Price” means the sum of the individual Purchase Prices for each Property included in the Second Closing.

“Seller” shall have the meaning set forth in the preamble.

“Seller Closing Documents” shall have the meaning set forth in Section 3.2(a).

“Seller’s Negative Title Notice” has the meaning set forth in Section 9.3.

“Sellers’ Expenses” means, except as provided otherwise in this Agreement, Sellers’ attorneys’ fees, the title insurance premiums for the owner’s policies of title insurance, any search and exam fees for the title commitments, substitution costs for replacing the Property labeled “Whispering Ridge” on Exhibit A with respect to the loan in connection with Whispering Ridge, any Transfer Taxes (provided that Buyer shall work with Sellers to minimize such Transfer Taxes), and one-half of all escrow and closing costs charged by the Escrow Agent.

“Sellers” shall have the meaning set forth in the preamble.

“Sellers and/or their Affiliates” shall have the meaning set forth in Section 8(b).

“Survival Period” shall have the meaning set forth in Section 4.5.

“Taking” shall have the meaning set forth in Section 9.5.

“Title Commitments” shall have the meaning set forth in Section 9.1.

“Title Company” shall mean the Escrow Agent.

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock, deed or other transfer taxes and fees payable in connection with the transactions contemplated by this Agreement.

“Trued-Up Additional Rents” shall have the meaning set forth in Section 3.2(b)(ix).

“USA Patriot Act” has the meaning set forth in Section 4.1(i).

“Unpermitted Exceptions” has the meaning set forth in Section 9.2.

“Vacant Space” shall have the meaning set forth in Section 3.4(b)(vii).

Section 1.2.                                 Rules of Construction.

(a)                                 Elements of this Agreement; Schedules.  When a reference is made in this Agreement to a Recital, an Article, a Section, an Appendix, an Exhibit or a Schedule, such reference is to a Recital, Article or Section of, or a Schedule, Appendix or Exhibit to, this Agreement, unless otherwise indicated.  All Schedules, Appendices and Exhibits attached to this Agreement and referred to herein are incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule, Appendix or Exhibit but not otherwise defined therein shall have the meaning given to such term in this Agreement.

(b)                                 Meaning of “Include” and Variations Thereof.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”

(c)                                  Use of Pronouns.  Pronouns, including “he,” “she” and “it,” when used in reference to any person, shall be deemed applicable to entities or individuals, male or female, as appropriate in any given case.

(d)                                 Headings.  Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of any provision of this Agreement.

(e)                                  Obligations of Good Faith and Commercial Reasonableness.  The parties shall perform their obligations hereunder in good faith and, except to the extent that a party is expressly authorized to act otherwise (such as a provision authorizing a party to make a decision in its sole discretion), the parties shall act in a commercially reasonable manner.

ARTICLE II
PURCHASE AND SALE OF THE PROPERTIES

Section 2.1.                                 Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, each Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from each Seller, all right, title and interest in, to and under the Properties, in three (3) individual Closings, as follows:

(a)                                 effective as of the Effective Time for the First Closing, the Properties of the First Closing Sellers;

(b)                                 effective as of the Effective Time for the Second Closing, the Properties of the Second Closing Sellers; and

(c)                                  effective as of the Effective Time for the Bay Park Closing, the Bay Park Property.

Section 2.2.                                 Purchase Price.

(a)                                 Aggregate Net Purchase Price.  Upon the terms and subject to the conditions of this Agreement, the aggregate net purchase price to be paid by Buyer to Sellers for the Properties shall be (x) the sum of (i) the First Closing Purchase Price, (ii) the Second Closing Purchase Price and (iii) the Bay Park Purchase Price, minus (y) the amount of the then-principal balance of the aggregate Assumed Financing, together with accrued and unpaid interest thereon, actually assumed by Buyer at a Closing (the “Aggregate Net Purchase Price”). The relevant portion of the Aggregate Net Purchase Price shall be paid at each individual Closing as set forth in Sections 2.2(b), (c), (d) and (e).

(b)                                 First Closing.  At the First Closing, Buyer shall deliver to the Escrow Agent an amount in cash by wire transfer equal to the First Closing Purchase Price, net of the then-current principal balance of any applicable Assumed Financing, together with any accrued and unpaid interest thereon, actually assumed.

(c)                                  Second Closing.  At the Second Closing, Buyer shall deliver to the Escrow Agent an amount in cash by wire transfer equal to the Second Closing Purchase Price, net of the then-current principal balance of any applicable Assumed Financing, together with any accrued and unpaid interest thereon, actually assumed.

(d)                                 Bay Park Closing. At the Bay Park Closing, Buyer shall deliver to the Escrow Agent an amount equal to the Bay Park Purchase Price, net of the then-current principal balance of any applicable Assumed Financing, together with any accrued and unpaid interest thereon, actually assumed.

(e)                                  General.  Each of the First Closing Purchase Price, the Second Closing Purchase Price and the Bay Park Purchase Price, is subject to off-sets, credits and pro-rations as set forth in this Agreement.

Section 2.3.                                 Earnest Money. Within three (3) business days after the Effective Date, Buyer shall deliver to Seller an earnest money deposit of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Earnest Money”). The Earnest Money shall be non-refundable (except in the instance of a default by Sellers under this Agreement and Sellers’ failure to cure such default) and will be distributed to Sellers upon any termination of this Agreement as independent consideration for Sellers’ performance under this Agreement. At the First Closing, one half of the Earnest Money shall be applicable to the First Closing Purchase Price as a credit and shall then be deemed nonrefundable under any circumstances, and at the Second Closing, the other half of the Earnest Money shall be applicable to the Second Closing Purchase Price as a credit.

Section 2.4.                                 Assumed Financing.  Sellers and Buyer acknowledge that, at the applicable Closing, Buyer will assume the loans encumbering the Properties identified on Exhibit A as “Eastside Junction” and “Harvest Square”. Buyer shall have the right to also assume the loans encumbering any other Property, so long as (i) Buyer gives Sellers written notice of Buyer’s intention to assume a particular loan no later than thirty (30) days after the Effective Date, and (ii) the loan assumption process does not materially delay the applicable Closing for the Property for which the loan is being assumed.

ARTICLE III
THE CLOSINGS

Section 3.1.                                 Property Selection; Closings; Effective Time.

(a)                                 Properties 1-9 (described upon Exhibit A) will be included in the First Closing. The sum of the individual Purchase Prices for each of the Properties sold at the First Closing shall be considered the “First Closing Purchase Price”.  The remaining Properties (other than the Bay Park Property) shall be included in the Second Closing.

(b)                                 Each individual Closing of the purchase and sale of the Properties shall take place in an escrow facilitated by the Escrow Agent (each, an “Escrow”).  Each individual Closing shall take place pursuant to separate written escrow closing instructions consistent with this Agreement, customarily used in similar transactions, and mutually agreeable to Buyer and Escrow Agent, and separately, Sellers and the Escrow Agent and signed by them or their respective counsel in advance of the date of the Closing.  The purchase and sale of the Properties shall be effective as of 12:01 a.m. on the date of each Closing (the “Effective Time”).

(c)                                  The first closing of the purchase and sale of the Properties shall occur on December 15, 2014 (such date hereinafter referred to as the “First Closing”).

(d)                                 The second closing for the purchase and sale of the Properties shall occur on March 16, 2015, or on a sooner date in the sole discretion of Sellers with at least twenty (20) days’ written notice to Buyer (such date hereinafter referred to as the “Second Closing”).

(e)                                  The third closing for the purchase and sale of the Bay Park Property shall occur on June 15, 2015 (such date hereinafter referred to as the “Bay Park Closing”). Notwithstanding the foregoing, Buyer shall have the right to either (i) opt out of the Bay Park Closing for any reason or for no reason at all, or (ii) irrevocably commit to purchasing the Bay Park Property by providing the Bay Park Seller and Escrow Agent with written notice (“Buyer’s Bay Park Notice”) of Buyer’s decision to either opt out of the Bay Park Closing or irrevocably commit to purchasing the Bay Park Property by 5:00 p.m., Indianapolis, Indiana local time on June 8, 2015 (the “Bay Park Opt-Out Expiration Date”). The Bay Park Seller may elect to withdraw the Bay Park Property from the Bay Park Closing for any reason or for no reason at all by providing Buyer and Escrow Agent with written notice (the “Bay Park Seller’s Opt-Out Notice”) of the Bay Park Seller’s decision to opt out of the Bay Park Closing, provided that the Bay Park Seller delivers the Bay Park Seller’s Opt-Out Notice to Buyer and Escrow Agent before the earlier of (i) the date the Bay Park Seller receives Buyer’s Bay Park Notice, or (ii) the Bay Park Opt-Out Expiration Date.

(f)                                   The Escrow Agent will close each Escrow on the date of each individual Closing if all of the closing conditions set forth in Article VI have been satisfied (or any unsatisfied closing condition has been waived in writing by the party who is the direct beneficiary of the waived condition).

Section 3.2.                                 Transactions to be Effected.  At each individual Closing:

(a)                                 The applicable Seller shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Escrow Agent (collectively, the “Seller Closing Documents”):

(i)                                     a limited or special warranty deed in a form reasonably acceptable to Sellers and Buyer, subject to the Permitted Exceptions;

(ii)                                  a bill of sale in a form of Exhibit B attached hereto;

(iii)                               an assignment and assumption agreement as to the Leases, in the form of Exhibit C attached hereto (the “Assignment of Leases”);

(iv)                              an assignment and assumption agreement as to the Contracts and Intangible Property, in the form of Exhibit D attached hereto (the “General Assignment”);

(v)                                 a certificate stating such Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

(vi)                              a notice, which Buyer may send to each of the tenants of an Acquired Property informing the tenants of the sale of the Property and directing that all rent and other sums payable under such tenant’s lease or sublease is to be paid as set forth in the notice;

(vii)                           a vendor’s certificate in form acceptable to Seller and sufficient for the Title Company to delete the standard “non-survey” exceptions from each owner’s policy of title insurance; such evidence of such Seller’s power and authority; and such other documents and agreements as the Title Company may reasonably require in order to issue each owner’s policy of title insurance;

(viii)                        a closing statement;

(ix)                              all keys, access codes or combinations applicable to the Property;

(x)                                 a rent roll for each Acquired Property certified as of the applicable Closing as true and correct to Seller’s knowledge prepared by Seller;

(xi)                              a certificate (the “Closing Survey Certificate”) stating that, since the Merger Date, Seller has not modified the boundaries of the Property or materially modified the exterior of any buildings on the Property, or to the extent that such modifications have been made, a disclosure statement regarding the same;

(xii)                           any additional documents Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement or that may be usual and customary in closing similar transactions in the state in which such Property is located (including, as applicable, (i) all transfer declarations, (ii) such forms, if any, as may be required to provide for withholding from Sellers net proceeds of sale as required to comply with taxation requirements of each jurisdiction in which a Property is located, and (iii) a bulk sales stop order (or like documentation) issued by the Department of Revenue of each state);

(xiii)                        as applicable to such Closing, the documentation required to be executed and delivered in connection with the assumption by Buyer of any Assumed Financing;

(xiv)                       a certificate reaffirming as of the applicable Closing the representations and warranties of such Seller set forth in this Agreement, subject to any disclosures or modifications; and

(xv)                          such other documents and certificates as Buyer or its counsel may reasonably request at no material cost or liability to Sellers to consummate the transactions contemplated by this Agreement.

(b)                                 Buyer shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Escrow Agent (collectively, the “Buyer Closing Documents”):

(i)                                     a certificate reaffirming as of the applicable Closing the representations and warranties of Buyer set forth in this Agreement, subject to any disclosures or modifications;

(ii)                                  a counterpart to each Assignment of Leases;

(iii)                               a counterpart to each General Assignment;

(iv)                              a closing statement;

(v)                                 any additional documents Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement or that may be usual and customary in closing similar transactions in the state in which such Property is located;

(vi)                              as applicable to such Closing, the documentation required to be executed and delivered in connection with the assumption by Buyer of any Assumed Financing; and

(vii)                           such other documents and certificates as Sellers or their counsel may reasonably request at no material cost or liability to Buyer to consummate the transactions contemplated by this Agreement.

(c)                                  Buyer and Sellers shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Escrow Agent such documents as the Title Company may reasonably require to establish the authority of Buyer and Sellers, respectively, to complete the Closing.

Section 3.3.                                 Closing Costs.  At each individual Closing, Buyer shall pay the Buyer’s Expenses and Seller shall pay the Sellers’ Expenses.

Section 3.4.                                 Credits and Prorations.

(a)                                 The following items shall be apportioned with respect to each Property, on a Property-by-Property basis, as of 11:59 p.m. on the day immediately preceding the date of the First Closing, the Second Closing or the Bay Park Closing, as applicable, on the basis of the actual number of days of the month which shall have elapsed as of the applicable Closing date and based upon the actual number of days in the month and a 365-day year and shall be set forth on a proration schedule prepared by Sellers and submitted to Buyer for its review and approval at least five (5) Business Days prior to the applicable Closing:

(i)                                     scheduled rents from and including the date of Closing through the end of the month in which Closing occurs, (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases, including, without limitation, fixed rents, additional rents, percentage rents, escalation payments, and payments on account of real estate taxes, common area maintenance and other operating expenses), subject to the provisions of Sections 3.4(b)(viii) and 3.4(b)(ix) below;

(ii)                                  all taxes, assessments and other impositions (including ad valorem and other real estate taxes, personal property taxes, water rates and sewer rents) assessed, imposed or charged upon or with respect to each Property or any component thereof (collectively, “Impositions”), in accordance with the provisions of Sections 3.4(b)(ii) below;

(iii)                               all amounts payable under the Contracts;

(iv)                              gas, electricity and other utility charges (if any) for which each Seller is liable, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing or, if unmetered, on the basis of a current bill for each such utility;

(v)                                 permit, license and inspection fees, if any, on the basis of the calendar year for which levied;

(vi)                              fuel, if any, at the cost per gallon most recently charged to each Seller, based on the supplier’s measurements thereof, plus sales tax thereon, which measurements shall be given by Sellers to Buyer as close to the applicable closing date as is reasonably practicable, and which, absent manifest error, shall be conclusive and binding on Sellers and Buyer;

(vii)                           deposits on account with any utility company servicing a Property to the extent transferred to Buyer shall not be apportioned, but Sellers shall receive a credit in the full amount thereof, including accrued interest, if any; and

(viii)                        any other operating expenses or other items pertaining to a Property which are customarily prorated between a Buyer and a seller of a similar property in the area in which such Property is located.

(b)                                 Notwithstanding anything contained in the foregoing provisions:

(i)                                     At each Closing, (A) the First Closing Sellers, the Second Closing Sellers or the Bay Park Seller, as applicable, shall, at such Sellers’ option, either deliver to Buyer any security deposits reflected in the Leases and not previously applied before the Merger Date or thereafter up through the applicable Closing, or credit to the account of Buyer the amount of such security deposits, and (B) Buyer shall credit to the account of such Sellers all refundable cash or other deposits posted with utility companies serving a Property (solely in the event Buyer receives an acknowledgement of transfer of such deposits from the utility service provider), or, at Sellers’ option, such Sellers shall be entitled to receive and retain such refundable cash and deposits.

(ii)                                  Impositions shall be apportioned on the basis of the fiscal year for which the same are assessed, imposed, charged or became a lien, and otherwise in accordance with the provisions of this subsection; in all events, Impositions for which a bill or invoice has been issued attributable to any period prior to a Closing shall be fully-paid and satisfied as of the individual Closing and any and all accrued but not billed or invoiced Impositions attributable to any period prior to a Closing shall be credited to Buyer at an individual Closing with Seller responsible for payment or credit to Buyer of all Impositions for each day of the Properties’ ownership by Sellers without regard to billing period.  If, as of the applicable Closing, the Impositions for a Property for the fiscal year in which the applicable Closing date occurs have not been finally determined, then (i) the apportionment made at the applicable Closing shall be upon the basis of the most recent rates thereof determined at the maximum discount rate allowed in the applicable jurisdiction, and (ii) promptly after the Impositions for such Property are finally determined, such apportionment shall be recomputed. Refunds of Impositions received by either a Seller or Buyer after the Closing shall be attributed to the fiscal year to which they relate, and the following provisions shall apply: (i) any such refund of Impositions attributed to any fiscal year ending prior to the applicable Closing shall belong to the applicable Seller (and if received by Buyer shall be paid to the applicable Seller when received), subject to the rights of tenants under Leases; and (ii) any such refund of Impositions received by the applicable Seller or Buyer attributed to the fiscal year in which the applicable Closing occurs (less reasonable attorneys’ fees and other expenses incurred in obtaining such refund), shall be apportioned between the applicable Seller and Buyer, when received, as hereinabove provided based upon the period of ownership, subject to the rights of tenants under Leases. To the extent that any tenant pays its Imposition obligations directly to the taxing authority, the portion of such Impositions attributable to such tenant shall not be prorated hereunder and Buyer shall not receive a credit at the applicable Closing with respect thereto.

(iii)                               Charges referred to in Section 3.4(a) hereof that are payable by any tenant under a Lease directly to a third party shall not be apportioned hereunder, and Buyer shall accept title subject to any of such charges unpaid and Buyer shall look solely to the tenant responsible therefor for the payment of the same.  If a Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of the applicable Closing, Buyer shall bill the tenant for the amount due and remit same to Seller promptly upon receipt.

(iv)                              Sellers shall receive the entire advantage (prorated for its period of ownership) of any discounts for the prepayment by it of any taxes, water rates or sewer charges.

(v)                                 As to gas, electricity and other utility charges referred to in Section 3.4(a)(iv) hereof, Sellers shall use reasonable efforts to obtain readings of meters measuring utility consumption at the Properties (other than utilities which are the responsibility of tenants under Leases in effect as of the applicable Closing date) for all periods through (and including) the date preceding the applicable Closing date.  Sellers shall pay, and be responsible, for all bills rendered on the basis of such readings.  If such readings are not obtained for any metered utility, then, at the applicable Closing, apportionment shall be made on the basis of the most recent period for which such readings are available.  Upon the taking of subsequent actual readings, there shall be a recalculation of the applicable utility charges, and Sellers or Buyer, as the case may be, shall promptly remit to the other party hereto any amounts to which such party shall be entitled by reason of such recalculation (with Sellers being obligated to pay all such utility charges pertaining to the period through the day prior to the applicable Closing date, and Buyer being obligated to pay all such utility charges pertaining to the period thereafter). Unmetered water charges or sewer charges shall be apportioned on the basis of the charges therefor for the same period during the previous calendar year, but applying the current rate thereto.  As to any utility charges or sewer charges payable by tenants, Buyer shall close title and accept the delivery of the deeds for the Properties subject to such unpaid charges and any lien resulting therefrom, without credit against the Aggregate Net Purchase Price or any claim or right of action against Sellers.  All non-transferable utilities will be terminated by Sellers at or prior to the applicable Closing.

(vi)                              Seller shall pay to the applicable governmental authority the amount of any and all sales or similar taxes payable in connection with the Personal Property related to such Seller’s Property and Seller shall execute and deliver any tax returns required of it in connection therewith, said obligations of Seller to survive Closing.

(vii)                           Sellers shall be responsible for all Leasing Costs (as hereinafter defined) that are payable by reason of (a) the execution of the Leases for tenants listed in Exhibit H attached hereto and incorporated herein (“Preapproved Leases”), (b) the execution of a Lease which occurs prior to the applicable Closing date for a new tenant which replaces or backfills a space or spaces occupied by any of the tenants listed on the rent roll attached hereto and incorporated herein as Exhibit F (the “Rent Roll”), and (c) the exercise by a tenant listed on the Rent Roll of any renewal, extension, or other option expressly set forth in such tenant’s Lease, which exercise occurs prior to the applicable Closing date. Subject to Buyer’s approval set forth in Section 5.1(a) (whether actually given or deemed given pursuant to Section 5.1(a)), Buyer shall be responsible for all Leasing Costs that will result in an increase to net operating income, such as but not limited to (x) the execution of any Leases for space marked as “VACANT” on the Rent Roll (a “Vacant Space”), and (y) any new lease or amendment to an existing Lease with a tenant referenced in the Rent Roll that increases the amount of space or the rent, or both, provided that the Leasing Costs for item (y) shall be equitably prorated between Buyer and Sellers attributable to the increase in net operating income as mutually agreed upon by the parties at the time of the approval of such transaction by Buyer. At Closing, Seller shall credit Buyer against the Purchase Price for any Leasing Costs that are such Seller’s responsibility pursuant to this Section 3.4(b)(vii) and which remain unpaid as of the Closing date. Furthermore, to the extent that a Seller has paid any Leasing Costs that are Buyer’s responsibility pursuant to this Section 3.4(b)(vii), the Purchase Price for such Property shall be increased at the applicable Closing by the amount paid.  For purposes hereof, “Leasing Costs” shall mean, with respect to a particular Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the construction obligations of the landlord under such Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Lease to the landlord under another lease (i.e., lease buyout costs), relocation costs, temporary leasing costs, leasing commissions, brokerage commissions, legal, design and other professional fees and costs, in each case, to the extent the landlord is responsible for the payment of such cost or expense under the relevant Lease or any other agreement relating to such Lease.

(viii)                        Unpaid and delinquent rent or other charges collected by a Seller or Buyer after the date of each applicable Closing shall be delivered as follows: (a) if, after a Closing a Seller collects any unpaid or delinquent rent for a Property, such Seller shall, within fifteen (15) days after the receipt thereof, deliver to Buyer any such rent which Buyer is entitled to hereunder relating to the date of the applicable Closing and any period thereafter, and (b) if Buyer collects any unpaid or delinquent rent from a Property, Buyer shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which the applicable Seller is entitled to hereunder relating to the period prior to the date of the applicable Closing.  Any rents collected by a Seller or Buyer after the applicable Closing from any tenant who owes rents for periods prior to the applicable Closing shall be applied as follows: (i) first, to the extent that the payment of rents is specifically earmarked by a tenant for a particular month, then in payment of rents owed by such tenant for that particular month; (ii) second, in payment of rents owed by such tenant for the month in which the applicable Closing date occurs, (iii) third, in payment of rents owed by such tenant for all periods after the month in which the applicable Closing date occurs, (iv) fourth, in payment of rents then owed by such tenant for any period prior to the month in which the applicable Closing date occurs. Each such amount, less any costs of collection (including reasonable attorney fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled.  Buyer will make a good faith effort after the applicable Closing to bill for and collect all rents in the usual course of Buyer’s operation of the Property, but Buyer shall not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents.

(ix)                              If there are any rents or other charges under the Leases which, although relating to a period prior to the applicable Closing, do not become due and payable until after the applicable Closing or are paid prior to the applicable Closing but are subject to adjustment after the applicable Closing (such as year-end common area expense reimbursements, percentage rent, operating expense and real estate taxes and the like), then any rents or charges of such type received by Buyer or its agents or Sellers or their agents subsequent to the applicable Closing shall, to the extent applicable to a period extending prior to and after the Closing, be prorated between Sellers and Buyer when received by a Seller or Buyer, as applicable, in accordance with a Seller’s or Buyer’s period of ownership.  Without limiting the generality of the foregoing, to the extent that any portion of the rent or other charges (collectively, “Trued-Up Additional Rents”) payable under the Leases is required to be paid by the tenants thereunder in monthly or other installments on account of estimated amounts for any calendar year (or, if applicable, any other applicable accounting period), and at the end of such calendar year (or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then the Trued-Up Additional Rents shall initially be prorated between Sellers and Buyer at the applicable Closing based on such estimated payments actually paid by such tenants; provided, however that under no circumstance whatsoever shall Buyer be obligated to provide a credit to Sellers (at Closing or otherwise) for delinquent charges outstanding as of the applicable Closing date.  At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Trued-Up Additional Rents for a period for which estimated amounts paid by such tenant have been prorated as described above, there shall be a re-proration between the applicable Seller and Buyer.  If, with respect to any such tenant, the recalculated Trued-Up Additional Rents exceed the estimated amount paid by such tenant, upon collection from the tenant, (i) the entire excess shall be paid by Buyer to the applicable Seller, if the accounting period for which such recalculation was made expired prior to the applicable Closing and (ii) such excess shall be apportioned between the applicable Seller and Buyer as of the applicable Closing date, if the applicable Closing occurred during the accounting period for which such recalculation was made, with Buyer paying to the applicable Seller the portion of such excess which such Seller is so entitled to receive.  If, with respect to any such tenant, the recalculated Trued-Up Additional Rents are less than the estimated amount paid by such tenant, (1) the entire shortfall (to the extent received by a Seller) shall be paid by such Seller to Buyer (or, at such Seller’s option, directly to the tenant in question), if the accounting period for which such recalculation was made expired prior to the applicable Closing and (2) such shortfall shall be apportioned between the applicable Seller and Buyer as of the applicable Closing date, if the applicable Closing occurred during the accounting period for which such recalculation was made, with the applicable Seller paying to Buyer (or, at such Seller’s option, directly to the tenant in question) the portion of such shortfall so allocable to such Seller (to the extent received by such Seller).  Buyer and Sellers shall make their books and records (including, without limitation, any gross sales reports and other back-up documentation necessary to calculate percentage rent and other income and expenses) available to each other to the extent necessary in order to carry out the intent of the forgoing provisions and shall cooperate with each other in connection therewith.

(c)                                  If a post-closing true-up is necessary, Buyer shall work diligently with Seller to finalize the prorations as soon as possible, but in no event later than one-hundred and eighty (180) days after the close of the applicable calendar year (or other applicable accounting period).  Buyer shall be responsible for billing and collecting, if necessary, any amounts owed by tenants as a result of the true-up.  Any discrepancy resulting from any errors or omissions in computing the foregoing apportionments, at the applicable Closing or upon any re-computation, shall be promptly corrected, so long as notice of same is given to the other party in writing within twelve (12) months of the applicable closing date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1.                                 Representations and Warranties of Seller.  Except for any fact, information or condition disclosed to Buyer or otherwise known by Buyer prior to each individual Closing, each Seller, individually (but not jointly or severally with other Sellers) with respect only to itself and its Property, represents and warrants to Buyer as follows (provided however that after the Property owned by a Seller has been sold and conveyed to Buyer, Seller shall not be required, at any subsequent Closing, to make or reaffirm any representation or warranty regarding such Seller or the Property that was owned by such Seller):

(a)                                 Organization, Standing and Power.  Seller is duly organized, validly existing and, to the extent applicable, in good standing as a limited liability company under the laws in which it was organized, and, except to the extent that would not reasonably be expected to have a material adverse effect on Seller, is duly qualified in all jurisdictions in which the nature of its business or the ownership, lease or operation of its assets makes such qualification necessary.  Seller has the requisite limited liability company power and authority to own its respective Property and to carry on its business.

(b)                                 Authority.  Seller has all requisite limited liability company power and authority to execute and deliver each agreement, instrument or document to be executed and delivered by Seller pursuant hereto or in connection herewith, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(c)                                  Compliance with Applicable Laws.  Since the Merger Date, Seller has not received any written notice of any asserted violation of any Applicable Law or pending investigation or review by any Governmental Entity with respect to Seller or any of its Properties or any written notice that any such investigation or review is contemplated.

(d)                                 Litigation; Decrees.  Except as disclosed on Exhibit E, to the Knowledge of Seller, since the Merger Date, no Actions have been initiated or threatened in writing that would materially affect Seller or Seller’s Property or the transactions contemplated hereby or that would prevent or materially hinder the performance by Seller of its obligations under this Agreement or the completion of the transactions contemplated hereby.

(e)                                  Leases.  Except for the tenants listed on the rent roll attached hereto and incorporated herein as Exhibit F, there are no other tenants that have leases or occupancy agreements to which Seller is a party affecting each Property of Seller. Seller has heretofore delivered or made available to Buyer a true and correct copy of each Lease (including all amendments thereto) that is in such Seller’s possession or reasonable control.

(f)                                   Contracts. Attached hereto as Exhibit G is a list of all Contracts itemized by Property, which, to Seller’s knowledge, were in effect as of the Merger Date. Since the Merger Date, Seller has not modified or amended any Contracts or entered into any new Contracts.

(g)                                  Bankruptcy.  Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing an inability to pay debts as they come due, or (vi) made an offer of settlement, extension or compromises to creditors generally under applicable loan documents.

(h)                                 Non-Foreign.  Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended and the regulations promulgated pursuant thereto.

(i)                                     OFAC.  Seller is not a person or entity that and shall not be a person or entity that:  (i) is acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the applicable lists issued by the U.S. Office of Foreign Assets Control (“OFAC”); (ii) resides or has a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”); (iii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act; or (iv) resides in or is organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(j)                                    Environmental Matters.  Since the Merger Date, Seller has not received any written notice of any Hazardous or Toxic Materials having been deposited or otherwise placed upon any Property in violation of any Applicable Law.

Section 4.2.                                 Knowledge of Seller. When used in this Agreement, the term “Knowledge of Seller” shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge, without duty of inquiry of Thomas K. McGowan and Mark S. Jenkins (the “Knowledge Individuals”). Notwithstanding anything to the contrary set forth in this Agreement, the Knowledge Individuals shall have no personal liability whatsoever with respect to any matters set forth in this Agreement or any of a Seller’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

Section 4.3.                                 Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Sellers as follows:

(a)                                 Organization, Standing and Power.  Buyer is duly organized, validly existing and in good standing as a corporation under the laws in which it was organized as a corporation.

(b)                                 Authority.  Buyer has all requisite power and authority to execute and deliver this Agreement and each other agreement, instrument or document to be executed and delivered by Buyer pursuant hereto or in connection herewith (collectively, the “Buyer Ancillary Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Buyer Ancillary Documents, the performance of this Agreement and the Buyer Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby by Buyer, have been duly authorized (or will be duly authorized prior to each Closing) by all necessary corporate action on the part of Buyer and no other proceeding on the part of Buyer is necessary to authorize this Agreement or the Buyer Ancillary Documents or to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally.  Upon the execution and delivery by Buyer of the Buyer Ancillary Documents, the Buyer Ancillary Documents will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally.

(c)                                  Consents.  The execution and delivery of this Agreement and the Buyer Ancillary Documents by Buyer do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the terms hereof and thereof will not, (i) violate any Applicable Laws, (ii) conflict with, or cause a breach or default under, any contract to which Buyer is a party or by which Buyer or any of its property is bound, or (iii) require any consent, approval, order or authorization of, or the registration, declaration or filing with, any Governmental Entity or any other Person, other than the lender of the Assumed Financing.

(d)                                 Patriot Act.  Buyer is not a person or entity that and shall not be a person or entity that:  (i) is acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the applicable lists issued by OFAC; (ii) resides or has a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by FATF; (iii) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act; or (iv) resides in or is organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

(e)                                  Environmental Matters.  Since the Merger Date, Buyer has not received any written notice of any Hazardous or Toxic Materials having been deposited or otherwise placed upon any Property in violation of any Applicable Law.

Section 4.4.                                 Brokerage Commissions. Each Seller and Buyer represent that no brokers have been used in connection with the transactions contemplated under this Agreement. Sellers and Buyer shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of each Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. This Section 4.4 shall survive the termination of this Agreement.

Section 4.5.                                 Survival of Representations and Warranties. The representations and warranties set forth in this Article IV, shall be deemed to be remade as of the applicable Closing and shall survive the applicable Closing and the delivery of the deed in connection therewith for a period of one hundred eighty (180) days from the applicable Closing date (the “Survival Period”). Notice of any claim as to a breach of any representation or warranty must be made to Seller (or to Buyer, as applicable) prior to the expiration of such Survival Period.  Provided notice is sent within such Survival Period, the party making the claim shall have until the later of (x) thirty (30) days after the non-claiming party provides written notice of its denial of the claim, or (y) thirty (30) days after the expiration of the Survival Period to commence an action with respect to the claim.  If an action is not commenced within the applicable 30-day period above, the claiming party will be deemed to have waived its right to assert such claim.

Section 4.6.                                 Modifications of Representations and Warranties. If at any time prior to a Closing, either Buyer or a Seller becomes aware of information that causes a representation and warranty contained in Section 4.1 or Section 4.3 to become untrue in any material respect, said party shall promptly disclose said information in writing to the other party hereto (a “Disclosure Notice”).  If the Closing occurs, such representations and warranties shall be deemed qualified and amended as set forth in the Disclosure Notice (and, in such event, Sellers shall no longer have any liability hereunder with respect to that portion of the representation, warranty or certification superseded herein).

Section 4.7.                                 Limitation on Liability. Buyer agrees that its sole remedies with respect to any untruth or inaccuracy of Sellers’ representations and warranties in the aggregate that are discovered after a Closing are set forth in this Section 4.7. Buyer’s failure to (i) deliver written notice to a Seller asserting a claim by Buyer, on or before the expiration of the Survival Period, and (ii) file suit in a court of competent jurisdiction with respect thereto in accordance with the time periods set forth in Section 4.5 above, shall be deemed a waiver and release of all claims for losses resulting from any breach of Sellers’ representations and warranties that were first discovered by Buyer after the applicable Closing.  This Section 4.7 shall survive the Closings, if the Closings shall occur, and shall survive termination of this Agreement, if this Agreement is terminated.

ARTICLE V
COVENANTS

Section 5.1.                                 Operation of the Property.  During the period from the Effective Date and continuing until the First Closing, the Second Closing or the Bay Park Closing, as applicable, each Seller shall own, manage and operate its Property in a manner consistent with past practices. Specifically, each Seller hereby covenants and agrees to the following:

(a)                                 No Seller shall enter into any amendment to or modification of any Lease, or any new contracts, easements or other material agreements affecting such Seller’s Property or its operation (or any modifications, renewals, supplements, terminations, extensions, side letters or other agreements relating to any contracts, easements or agreements, unless such modifications, renewals, extensions or other agreements are pursuant to a right set forth in such contract, easement or agreement), other than contracts or other agreements entered into in the ordinary course of business and which are cancelable by such Seller without penalty within thirty (30) days after giving notice thereof, in any manner unless such Seller obtains Buyer’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed.  If Buyer does not respond to Seller’s written or emailed consent request within five (5) business days of receipt of Seller’s request, Buyer shall be deemed to have consented to the subject of the consent request, so long as such notice contains the following text written in this manner: NOTICE, THIS IS AN OFFICIAL NOTICE PURSUANT TO THAT CERTAIN AGREEMENT DATED SEPTEMBER 16, 2014.  THE RECIPIENT OF THIS NOTICE HAS 5-BUSINESS DAYS TO RESPOND, OTHERWISE THE REQUEST BEING MADE WILL BE DEEMED APPROVED.  Buyer hereby acknowledges that it has approved in advance the Preapproved Leases, and Buyer shall have no right to object to such Preapproved Leases.

(b)                                 Notwithstanding Section 5.1(a) of this Agreement, each Seller shall have the unilateral right, in such Seller’s sole but reasonable discretion, in an emergency situation to enter into any contract or agreement necessary to protect such Seller’s Property and/or the persons thereon.

(c)                                  Each Seller shall maintain and operate its Property in its ordinary course of business and shall not sell, further pledge, or otherwise transfer or dispose of all or any part of any its Property (except for such items of Personal Property as become obsolete or are disposed of in the ordinary course of business).  Notwithstanding the foregoing, Buyer acknowledges that during the term of this Agreement until the date that Buyer provides Buyer’s Bay Park Notice on a timely basis to the Bay Park Seller and Escrow Agent indicating that Buyer irrevocably commits to purchasing the Bay Park Property, the Bay Park Seller shall have the right to offer for sale and negotiate to sell the Bay Park Property to other prospective purchasers and to contract to sell the same and consummate such sale to another purchaser, all without the consent of Buyer, provided that Bay Park Seller delivers to Buyer and Escrow Agent the Bay Park Seller’s Opt-Out

Notice prior to the closing on such sale. No Seller shall make any material alterations affecting the footprints of any of the buildings on its Property without the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed; provided that the addition or deletion of signage, building awnings or other building attachments shall not be considered “material”.

(d)                                 Each Seller shall keep, observe and perform its obligations as landlord under the Leases affecting its Property in the ordinary course of business.

(e)                                  Each Seller shall maintain in full force and effect its current or equivalent property insurance on its Property and shall give Buyer prompt written notice of any fire or other casualty or any other notice regarding condemnation, eminent domain or any other taking affecting its Property after the Effective Date.

Section 5.2.                                 Access

(a)                                 Upon two (2) business days’ written or emailed notice to Sellers, Buyer and its agents, contractors, consultants (including surveyors and environmental engineers), licensees and representatives (collectively, “Buyer’s Representatives”) shall have reasonable access to each Property during normal business hours, accompanied by a representative of Seller unless waived by Seller, for the purpose of viewing the Properties, but Buyer shall not have the right to make inspections or tests, such period having expired upon the Effective Date.

(b)                                 In conducting any reviews of a Property, Buyer shall (and shall cause Buyer’s Representatives to):  (i) not unreasonably disturb the tenants at a Property or interfere with their use of a Property pursuant to their respective Leases; (ii) not unreasonably interfere with the operation and maintenance of the Property; (iii) not damage any part of a Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Sellers, their property managers, or their respective agents, guests, invitees, licensees, contractors, agents, or employees, or any tenants or their guests or invitees; (v) comply with all applicable laws; (vi) promptly pay when due the costs of all inspections, tests, investigations, and studies done with regard to a Property; (vii) not permit any liens to attach to a Property or any portion thereof by reason of the exercise of its rights hereunder; (viii) promptly and diligently repair any damage to a Property; and (ix) not reveal or disclose prior to the Closing any information obtained concerning a Property or any document provided by Sellers or obtained by Buyer to anyone except as may be otherwise required by law or which is a matter of public record.

(c)                                  Buyer may conduct a Phase I environmental site assessment of each Property, provided that any access to the Property required by the Phase I environmental site assessment shall be governed by this Section 5.2. Under no circumstances shall Buyer be permitted to perform any intrusive inspection or test (e.g., boring, drilling or core sampling), including, without limitation, a Phase II environmental site assessment or any test required in connection with a Phase II environmental site assessment or geotechnical analysis (and any invasive inspections in connection therewith) without Seller’s prior written consent, which may be withheld in its sole discretion. Buyer hereby acknowledges that the receipt of a Phase I environmental site assessment for any Property shall not be a condition to Buyer’s obligation to purchase such Property.

(d)                                 Buyer for and on behalf of itself and Buyer’s Representatives shall and hereby does indemnify, defend, release, discharge and forever hold harmless Sellers and their officers, members, managers, directors, employees, partners, brokers, agents, shareholders, and any person, firm, corporation, trust, partnership, limited liability company or other entity claiming by through or under Sellers (collectively, “Indemnified Parties”) from and against any and all actions, claims, demands, liabilities, liens, losses, costs (including court costs), damages, awards and expenses (including reasonable attorney’s fees) (collectively, “Losses”) as a result of any injury to or death of persons, damage to property or liens recorded against a Property, to the extent caused by (i)  Buyer’s access or entry onto a Property; (ii) the use of or access to a Property by Buyer and Buyer’s Representatives in connection with this Agreement; or (iii)  the breach by Buyer (or by any other person for whom Buyer has responsibility hereunder) of the confidentiality provisions of Section 11.11 hereof.  Sellers’ and the Indemnified Parties’ right to indemnity from Buyer shall in no way be limited to the amount recoverable under any insurance maintained by Buyer as required in this Agreement.  The provisions of this Section 5.2(d) shall survive termination of this Agreement for a period of one hundred eighty (180) days from the Effective Date.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.1.                                 Conditions to Obligations of Buyer.  The obligations of Buyer to purchase the Properties from Seller at each (unless otherwise noted) individual Closing are subject to the satisfaction or waiver by Buyer prior to or at each individual Closing of the following conditions (collectively, the “Buyer Conditions Precedent”):

(a)                                 Representations and Warranties.  The representations and warranties of each applicable Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the applicable Closing as though made on and as of such Closing, and Buyer shall have received a certificate signed by each Seller to such effect.

(b)                                 Performance of Obligations of Seller.  Sellers shall have complied in all material respects with all obligations, conditions and covenants required to be performed by them under this Agreement at or prior to such Closing, including, without limitation, the delivery of Seller’s Closing Documents.

(c)                                  Owner’s Title Policy.  The Title Company shall have agreed to issue owner’s policies of title insurance (or an equivalent signed pro forma title policy or marked-up title commitments) with respect to the Acquired Properties, that shall include (i) any items listed on title commitments obtained by Sellers in connection with the acquisition of the Properties on the Merger Date (or, with respect to the Property owned by KRG Branson IV, LLC, a Delaware limited liability company, any items listed on the owner’s policy of title insurance with an effective date of June 27, 2014, insuring title in the name of Inland Diversified Branson Hills IV, L.L.C. a Delaware limited liability company), (ii) any memoranda or other documents relating to Leases and the rights of the tenants under all Leases, (iii) any exceptions relating to Assumed Financing, (iv) all rights-of-way, easements, covenants, conditions, restrictions and other matters of record, (v) all real estate taxes and assessments due and payable after the date of each individual Closing, (vi) zoning and other governmental restrictions and regulations, (vii) all matters that would be disclosed by an accurate survey of each individual Property and (viii) any other documents that do not affect the marketability of title as determined by Buyer in its commercially reasonable judgment (collectively, the “Permitted Exceptions”). Each Seller will endeavor to work with Buyer and the Title Company to craft the wording of such Seller’s Closing Survey Certificate to assist the Title Company in deleting or partially deleting the blanket standard survey exception from the Buyer’s title policy, but any deletion of the survey exception shall not be a condition of Buyer’s obligation to close.

(d)                                 Assumed Financing.  If a Property encumbered by an Assumed Financing is to be acquired at the Closing and Buyer intends to assume the loan (as noted on Exhibit A or as chosen by Buyer pursuant to Section 2.4), the lender(s) of such Assumed Financing shall have consented to Buyer’s acquisition of the Property and the assumption of the underlying loan on written terms that are acceptable to Buyer in its commercially reasonable judgment, which written approval must include at least the following: (i) confirmation in regard to all of the loan documents as being in full force and effect and that Seller acknowledges that Seller has no defenses or offsets to any of its obligations thereunder and that the lender has performed all of its obligations to the date of assumption; (ii) the consent by the lender to the assumption of the loan by Buyer, (iii) the then-principal balance of the loan and the accrued and unpaid interest due and payable as of the date of Closing, (iv) that Seller (as borrower) is not currently in default under the terms of the loan, (v) that the lender approval does not impose a greater burden upon Buyer than as currently provided under the existing loan documents. If, for any reason, the lender will not consent to any assumption, Buyer shall still be obligated to close on the Property encumbered by the Assumed Financing, the Buyer will not get a credit for such assumption, and the indebtedness will be paid off at Closing from the proceeds of the purchase and sale of the Property.

(e)                                  Rights of First Refusal. All tenants under Leases which grant such tenants a right of first refusal, right of first offer, or other purchase option (such right of first refusal, right of first offer, or other purchase option hereinafter referred to as a “Purchase Right”) that would be triggered by the transactions contemplated under this Agreement have either delivered on or before the Closing of the Property in which such tenant is located a waiver of its Purchase Right or, after having received notice of this Agreement, have allowed the period during which such tenant was entitled to exercise its Purchase Right to pass without exercising such right. If a tenant exercises a Purchase Right with respect to the Property in which such tenant is located, such Property shall not be included in the transactions contemplated hereunder, the Purchase Price shall be reduced accordingly and all remaining Properties shall be conveyed at their respective Closings.

(f)                                   Tenancies.  Solely with respect to the Second Closing (or any accelerated portion of the Second Closing) and the Bay Park Closing, that as of the date of such Closing, no tenant occupying at least 18,000 square feet of floor area at a Property (such tenant hereafter referred to as a “Major Tenant”) shall be the subject of a bankruptcy proceeding. In the event of such a bankruptcy proceeding, then the applicable Seller may choose to either (i) negotiate with Buyer on or before the scheduled Closing date a lower Purchase Price for the Property at which the Major Tenant is located, or (ii) remove the Property at which the Major Tenant is located from the applicable Closing, and the Purchase Price shall be reduced accordingly

(g)                                  Estoppels.  Sellers and Buyer hereby acknowledge that Sellers will not obtain, and Buyer’s obligation to close shall not be conditioned upon receipt of, estoppel certificates for tenants occupying the Properties that are included in the First Closing. With respect to the Second Closing and the Bay Park Closing, Seller shall endeavor to obtain and deliver to Buyer no later than two (2) business days prior to the applicable Closing estoppel certificates from all Major Tenants (the “Tenant Estoppel Certificates”). Sellers’ failure to obtain the Tenant Estoppel Certificates described in the preceding sentence by the applicable Closing shall not be a default under this Agreement. Buyer’s receipt of Tenant Estoppel Certificates that are executed by Major Tenants and that do not indicate a material tenant default that arose after the Merger Date or material and substantiated landlord default that arose after the Merger Date shall be deemed satisfactory to Buyer and shall satisfy this condition to closing. As used herein, the phrase “material tenant default” shall mean a delinquency in the payment of two (2) or more months’ base rent and additional rent, or another default by tenant, the cost of which would be equal to or greater than the amount of two (2) or more months’ base rent and additional rent. Furthermore, as used herein, the phrase “material and substantiated landlord default” shall mean a default as to which there is substantiated evidence of landlord’s default. If a Tenant Estoppel Certificate alleges a material tenant default that arose after the Merger Date, then the applicable Seller may choose to either (i) negotiate a lower Purchase Price for the Property with Buyer on or before the scheduled Closing date, or (ii) remove the Property at which the tenant is located from the applicable Closing, and the Purchase Price shall be reduced accordingly.  If a Tenant Estoppel Certificate alleges a material and substantiated landlord default based on events that occurred after the Merger Date, then the applicable Seller may choose to either (x) cure the material and substantiated landlord default (and may extend the date of the applicable Closing for up to thirty (30) days to effectuate such a cure), or (y) post a cash deposit or letter of credit with Buyer in an amount reasonably approved by Buyer to cover the cost of curing the material and substantiated landlord default, and, regardless of whether the applicable Seller chooses the action pursuant to the foregoing clause (x) or clause (y), the parties shall proceed to Closing. If Seller does not choose either action contemplated under the foregoing clause (x) or clause (y), then Seller may remove the Property at which the tenant is located from the applicable Closing, and the Purchase Price shall be reduced accordingly.  With respect to any Major Tenants for which Sellers are unable to obtain a Tenant Estoppel Certificate by the applicable Closing, the applicable Seller can elect to deliver at the applicable Closing an estoppel certificate (a “Kite Estoppel”) executed by Kite Realty Group, L.P., a Delaware limited partnership (“Kite”), to Kite’s knowledge, with respect to the applicable Major Tenant Lease in a form reasonably acceptable to Buyer as evidenced by other Tenant Estoppel Certificates accepted by Buyer under this Agreement. A Kite Estoppel shall be a substitute for a Tenant Estoppel Certificate with respect to any Major Tenants for which Sellers have not obtained a Tenant Estoppel Certificate. If Buyer or Sellers obtain a Tenant Estoppel Certificate from a Major Tenant after a Kite Estoppel has been provided to Buyer, the Kite Estoppel shall be deemed retracted and Buyer may only rely on the substituted Tenant Estoppel Certificate.

(h)                                 Bay Park Closing. With respect to the Bay Park Closing, neither Buyer nor the Bay Park Seller shall have delivered notice by the Bay Park Opt-Out Expiration Date to the other party and Escrow Agent that it is opting out of the purchase and sale of the Bay Park Property.

(i)                                     Sellers acknowledge and agree that the Buyer Conditions Precedent are solely for the benefit of Buyer, and not Sellers.  Upon the failure of any one or more of Buyer Conditions Precedent, Buyer shall have the right to either (i) waive the applicable Buyer Conditions Precedent not satisfied and proceed to Closing, or (ii) by written notice to Sellers and Escrow

Agent, terminate this agreement and receive the prompt repayment of the Earnest Money, whereupon neither party shall thereafter have any liability each to the other. If Buyer does not provide written notice to terminate pursuant to the foregoing clause (ii) by the applicable Closing date, then Buyer shall be deemed to have waived the applicable Buyer Condition(s) Precedent and shall proceed to Closing.

Section 6.2.                                 Conditions to the Obligations of Seller.  The obligations of Sellers to sell the Properties at each individual Closing are subject to the satisfaction or waiver by Sellers on or prior to the Closing of each of the following conditions:

(a)                                 Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of such Closing, and Sellers shall have received a certificate signed by an authorized officer of Buyer to such effect.

(b)                                 Performance of Obligations of Buyer.  Buyer shall have complied in all material respects (or with respect to any obligation, condition or covenant qualified by materiality, in all respects) with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing, including, without limitation, the delivery of Buyer’s Closing Documents.

(c)                                  No Default.  Buyer is not in default hereunder beyond any applicable notice and cure period.

(d)                                 Assumed Financings.  If a Property encumbered by an Assumed Financing is to be acquired at the Closing and Buyer intends to assume the loan (as noted on Exhibit A or as chosen by Buyer pursuant to Section 2.4), the lender(s) of such Assumed Financing shall have consented to Buyer’s acquisition of the Property in accordance with the terms of Section 6.1(d), above.

(e)                                  Other Indebtedness.  Any and all other indebtedness of a Seller encumbering a Property to be acquired at such Closing shall have been paid in full by Seller at Closing from its net proceeds of sale, or, with respect to the Property identified as “Whispering Ridge” on Exhibit A, Seller shall, at its expense, be able to substitute another property for Whispering Ridge with respect to the indebtedness partially secured by Whispering Ridge, and such Property and such Seller shall have been released from the indebtedness.  In addition, if any portion thereof is to be paid at the time of Closing, such prepayment shall be able to paid without requiring payment of any breakage fees as a result of payment at a time other than the end of an interest rate period.

(f)                                   Rights of First Refusal. All tenants under Leases which grant such tenants a Purchase Right that would be triggered by the transactions contemplated under this Agreement have either delivered on or before the Closing of the Property in which such tenant is located a waiver of its Purchase Right or, after having received notice of this Agreement, have allowed the period during which such tenant was entitled to exercise its Purchase Right to pass without exercising such right. If a tenant exercises a Purchase Right with respect to the Property in which such tenant is located, such Property shall not be included in the transactions contemplated hereunder, the Purchase Price shall be reduced accordingly, and all remaining Properties shall be conveyed at their respective Closings.

(g)                                  Entire Portfolio. This Agreement is for the purchase and sale of all of the Properties. Except for the Properties that may be excluded due to the exercise by a tenant pursuant to such tenant’s Purchase Right or for the Bay Park Property that may be excluded due to Buyer’s timely delivery of Buyer’s Bay Park Notice indicating that Buyer will opt out of the Bay Park Closing or for the Properties that may be excluded under Sections 9.4, 9.5 or 9.6, Buyer cannot exclude or select out one or some of the Properties from this Agreement.

(h)                                 Bay Park Closing. With respect to the Bay Park Closing, neither Buyer nor the Bay Park Seller shall have delivered notice by the Bay Park Opt-Out Expiration Date to the other party that it is opting out of the purchase and sale of the Bay Park Property.

ARTICLE VII
[RESERVED]

This section has been intentionally omitted.

ARTICLE VIII
AS-IS

(a)                                 ACKNOWLEDGING THE PRIOR USE OF THE PROPERTIES AND BUYER’S KNOWLEDGE OF AND OPPORTUNITY TO INSPECT THE PROPERTIES, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE SELLER CLOSING DOCUMENTS (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), BUYER AGREES TO TAKE THE PROPERTIES “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND THE SELLER CLOSING DOCUMENTS (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (“DISCLOSURES”) PROVIDED OR MADE TO BUYER OR ITS CONSTITUENTS BY SELLERS, THEIR AGENTS OR EMPLOYEES CONCERNING THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION) OF THE PROPERTIES SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE SELLER CLOSING DOCUMENTS. BUYER SHALL NOT RELY ON DISCLOSURES (OTHER THAN THOSE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE SELLER CLOSING DOCUMENTS), BUT RATHER, BUYER SHALL RELY ONLY ON ITS OWN INSPECTIONS OF THE PROPERTIES. BUYER ACKNOWLEDGES THAT THE AGGREGATE NET PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTIES ARE BEING SOLD “AS IS”.

(b)                                 BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE SELLER CLOSING DOCUMENTS (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), SELLERS HAVE NOT MADE, DO NOT

MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTIES, (C) THE SUITABILITY OF THE PROPERTIES FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTIES OR THEIR OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTIES, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTIES, AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.  BUYER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLERS OR THEIR AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, OR INDIVIDUALLY AS THE CONTEXT REQUIRES, “SELLERS AND/OR THEIR AFFILIATES”) BASED ON (I) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (II) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTIES; OR (III) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTIES.

(c)                                  BUYER HAS CONDUCTED PRIOR TO THE EFFECTIVE DATE SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN), THE SELLER CLOSING DOCUMENTS AND ANY OTHER DELIVERIES OR DOCUMENTS PROVIDED TO OR KNOWN TO BUYER, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT

THERETO. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS AND/OR THEIR AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS AND/OR THEIR AFFILIATES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES.

(d)                                 BUYER, WITH BUYER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN THIS ARTICLE VIII, AND UNDERSTANDS THEIR SIGNIFICANCE AND EFFECT. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN THIS ARTICLE VIII, ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLERS WOULD NOT HAVE AGREED TO SELL THE PROPERTIES TO BUYER FOR THE AGGREGATE NET PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, IN THIS ARTICLE VIII. THE TERMS AND CONDITIONS OF THIS ARTICLE VIII WILL EXPRESSLY SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT AND WILL NOT MERGE WITH THE PROVISIONS OF DOCUMENTS TO BE DELIVERED AT ANY CLOSING.

(e)                                  No constituent member in, manager or agent of Sellers, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Sellers (including, but not limited to, Kite Realty Group, L.P. and Kite Realty Group Trust), shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement or document made, delivered or entered into under or pursuant to the provisions of this Agreement or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers’ estate and interest in the Properties (and all profits, awards, income and other proceeds therefrom) for satisfaction of any liability of Sellers with respect to this Agreement and all documents, agreements, understandings, and arrangements relating to the transactions contemplated under this Agreement, and, except as provided herein, Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The provisions of this Section 8(e) shall survive termination of this Agreement.

ARTICLE IX
TITLE; RISK OF LOSS

Section 9.1.                                 Title Commitment.  Sellers have ordered current title commitments for the Properties from the Title Company (the “Title Commitments”) and shall deliver the Title Commitments to Buyer no later than thirty (30) days after the Effective Date. Additionally, promptly after the Effective Date, Sellers will deliver to Buyer a copy of the most recent survey of each Property that Sellers have in their possession. Buyer, at Buyer’s sole cost and expense, may order an update to the surveys (the “Surveys”)

Section 9.2.                                 Title Review Period.  Within ten (10) days after receipt of the Title Commitments, Buyer shall deliver a notice to Seller (“Buyer’s Title Notice”) of those title exceptions which are not approved by Buyer (collectively, “Unpermitted Exceptions”). Buyer hereby agrees that (i) any items listed on title commitments obtained by Sellers in connection with the acquisition of the Properties on the Merger Date (or, with respect to the Property owned by KRG Branson IV, LLC, a Delaware limited liability company, any items listed on the owner’s policy of title insurance with an effective date of June 27, 2014, insuring title in the name of Inland Diversified Branson Hills IV, L.L.C. a Delaware limited liability company), (ii) any memoranda or other documents relating to Leases, (iii) any exceptions relating to Assumed Financing, (iv) all easements, restrictions, or other matters of record in favor of utilities or governmental entities, and (v) all matters that are Permitted Exceptions, shall not be considered Unpermitted Exceptions.  If Buyer fails to timely deliver a Buyer’s Title Notice, then Buyer shall be deemed to have accepted the condition of title as reflected on the Title Commitments.

Section 9.3.                                 Title Remedy Period.  If Sellers are unable or unwilling to remove, insure over or bond over the Unpermitted Exceptions, then Sellers shall so notify Buyer (“Sellers’ Negative Title Notice”) within ten (10) days after receipt of Buyer’s Title Notice. If Sellers are willing to address the Unpermitted Exceptions, Sellers shall have fifteen (15) days after receipt of Buyer’s Title Notice to either (a) have the Unpermitted Exceptions removed from the title commitment, or (b) obtain a commitment from the Title Company to (subject to Buyer’s commercially reasonable approval) “insure over” or to obtain a bond, at Sellers’ cost, to insure over or bond against the financial impact of the Unpermitted Exceptions.

Section 9.4.                                 Buyer’s Right to Terminate.  Upon receipt of Sellers’ Negative Title Notice, Buyer can either waive the Unpermitted Exceptions and proceed to the Closing or, upon written notice to Seller and Escrow Agent within three (3) days after receipt of Seller’s Negative Title Notice, terminate this Agreement as to that Property by written notice to Sellers and Escrow Agent, in which event the Earnest Money shall be immediately refunded to Buyer.

Section 9.5.                                 Condemnation.  If prior to Closing all or any part of any Property is taken or threatened to be taken by condemnation, eminent domain or other governmental acquisition provisions, then the following procedures shall apply:

(i)             If the governmental taking at the Property does not permit a Major Tenant to terminate its Lease under the terms of its Lease, or such Major Tenant has waived its termination right, Buyer shall close and take the Property as diminished by such events with no reduction in the Purchase Price, and Seller shall assign the right to all condemnation proceeds due with respect to such taking to Buyer, as well as the proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing.

(ii)          If any Lease for a Major Tenant is terminable on account of the governmental taking and such Major Tenant does properly terminate its Lease as a result of the governmental taking, then Buyer, at its sole option, may elect either to (x) remove the Property occupied by such Major Tenant from the applicable Closing and the Purchase Price shall be reduced accordingly; or (y) accept an assignment of the applicable Seller’s rights to all condemnation proceeds (less such sums, if any, as shall have been actually and reasonably expended by Seller in connection with the condemnation, including, but not limited to, reasonably attorneys’ fees) with respect thereto with no reduction in the Purchase Price, it being understood and agreed that, in such event, Sellers shall cooperate with Buyer in the settlement of the condemnation claim.  In the event of a Closing on such Property, the proceeds and benefits under any rent loss or business interruption policies paid to Seller but attributable to the period following the Closing and deductibles shall likewise, to the extent the same are assignable, be transferred and paid over to Buyer upon receipt by Seller. Buyer hereby acknowledges that, in the event that Buyer exercises the foregoing clause (x) with respect to the Property affected by such governmental taking, Buyer shall remain obligated to purchase the remaining Properties. In the event that the period by which a Major Tenant must exercise its termination rights for a governmental taking under its Lease extends past the scheduled Closing date for the Property at which the Major Tenant is located, the Closing date for such Property shall be extended to be five (5) business days after such termination period expires.

Section 9.6.                                 Casualty. If any portion of the improvements at a Property shall be damaged or destroyed by fire or any other casualty and either (i) no Major Tenant is entitled to terminate its Lease under the terms of its Lease as a result of such casualty, or (ii) a Major Tenant has waived its termination right, then this Agreement shall remain in full force and effect, and at the Closing (x) Buyer shall be entitled to any and all insurance proceeds, monies and claims received by and/or accrued to the applicable Seller on account of such casualty (less such sums, if any, as shall have been actually and reasonably expended by such Seller in connection with the repair or restoration of such casualty or the prosecution of such claim (the “Reimbursable Amounts”)) and (y) Buyer shall receive a credit against the applicable Purchase Price equal to the amount of the deductible under the applicable Seller’s property insurance, less the Reimbursable Amounts to the extent such Seller has not recovered such Reimbursable Amounts under clause (x) above.  If any portion of the improvements at a Property shall be damaged or destroyed by fire or any other casualty, and a Major Tenant is entitled to terminate its Lease as a result of such fire or casualty and does properly terminate its Lease as a result of such fire or casualty, then Buyer shall have the option to (A) remove the Property occupied by such Major Tenant from the applicable Closing and the Purchase Price shall be reduced accordingly, or (B) proceed to Closing with respect to the affected Property, at which time Buyer shall be entitled to any and all insurance proceeds, monies and claims received by and/or accrued to the applicable Seller on account of such casualty (less the Reimbursable Amounts), and (C)

Buyer shall receive a credit against the applicable Purchase Price equal to the amount of the deductible under the applicable Seller’s property insurance, less the Reimbursable Amounts to the extent such Seller has not recovered such Reimbursable Amounts under clause (x) above. Buyer hereby acknowledges that, in the event that Buyer exercises the foregoing clause (A) with respect to the Property affected by such fire or casualty, Buyer shall remain obligated to purchase the remaining Properties.  In the event that the period by which a Major Tenant must exercise its termination rights for a casualty under its Lease extends past the scheduled Closing date for the Property at which the Major Tenant is located, the Closing date for such Property shall be extended to be five (5) business days after such termination period expires.

ARTICLE X
DEFAULT.

Section 10.1.                          Seller Default. Notwithstanding anything to the contrary contained in this Agreement, if Sellers fail to perform any of their obligations or agreements contained herein in accordance with the terms of this Agreement and fail to cure such default within five (5) business days following written notice thereof from Buyer, then, as Buyer’s sole and exclusive remedy hereunder, Buyer shall, if all conditions precedent described in Section 6.2 have been satisfied or waived by Sellers, have the right to enforce specific performance of this Agreement, provided that in order to exercise specific performance as a remedy, Buyer must exercise such right of specific performance by filing suit within thirty (30) days after delivery of Buyer’s notice of Seller’s default.

Section 10.2.                          Buyer Default.   Notwithstanding anything to the contrary contained in this Agreement, if Buyer fails to perform any of its obligations or agreements contained herein in accordance with the terms of this Agreement and fails to cure such default within five (5) business days following written notice thereof from Sellers, then, as Sellers’ sole and exclusive remedy hereunder, Sellers shall, if all conditions precedent described in Section 6.1 have been satisfied or waived by Buyer, have the right to enforce specific performance of this Agreement, provided that in order to exercise specific performance as a remedy, Sellers must exercise such right of specific performance by filing suit within thirty (30) days after delivery of Sellers’ notice of Buyer’s default.

Section 10.3.                          This section has been intentionally omitted.

ARTICLE XI
GENERAL PROVISIONS

Section 11.1.                          Notices.  All notices and other communications hereunder shall be in writing (including wire, telex, telecopy or similar writing) and shall be sent, delivered or mailed, addressed, or telecopied (i.e., facsimile), email transmission of a notice is not permitted:

if to Buyer:	Inland Real Estate Income Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: G. Joseph Cosenza, Vice Chairman Fax: (630) 218-4735

with a copy to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Robert H. Baum, General Counsel Fax: (630) 218-4900 and (630) 571-2360

if to Seller to:

Kite Realty Group, L.P.

30 South Meridian, Suite 1100

Indianapolis, Indiana 46204

Attn: Daniel R. Sink, Executive Vice President

and Chief Financial Officer

Fax: (317) 577-0001

Email: dsink@kiterealty.com

with a copy to:	Phillip L. Bayt Ice Miller LLP One American Square, Suite 2900 Indianapolis, Indiana 46282 Fax: (317) 592-4608 Email: Phillip.Bayt@icemiller.com

with a copy to:	April Sparks Pyatt Ice Miller LLP One American Square, Suite 2900 Indianapolis, Indiana 46282 Fax: (317) 592-4837 Email: April.Pyatt@icemiller.com

Each such notice, request or other communication shall be given (a) by hand delivery, (b) by nationally recognized overnight service or (c) by facsimile, receipt confirmed by recipient.  Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 11.1 (or in accordance with the latest unrevoked direction from such party) and (ii) if given by facsimile, when such facsimile is transmitted to the facsimile, as the case may be, specified in this Section 11.1 (or in accordance with the latest unrevoked direction from such party), if confirmation is received from the recipient of the notice.

Section 11.2.                          Severability.  If any provision of this Agreement, or the application thereof to any Person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect; provided, however, that in the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

Section 11.3.                          Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 11.4.                          Entire Agreement; No Third-Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 11.5.                          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

Section 11.6.                          Assignment.  Except for an assignment by Buyer to an Affiliate, Buyer may not assign this Agreement or its or their rights under this Agreement without disclosing all of the terms and conditions of the proposed assignment to the other party and without the advance written approval of the other party, which approval may be withheld in such other party’s sole and absolute discretion.  No assignment shall relieve the Buyer of its obligations under this Agreement.

Section 11.7.                          Time of Performance.  If any date set forth in this Agreement for the performance of any obligation by Buyer and/or Sellers or for the delivery of any instrument or notice should be on a day other than a Business Day, compliance with such obligation or delivery shall be deemed acceptable on the first Business Day following such day. Time is of the essence in this Agreement.

Section 11.8.                          Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed by all parties hereto.  By an instrument in writing Sellers, on the one hand, or Buyer, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

Section 11.9.                          Attorneys’ Fees.  In the event legal action is instituted by any party to enforce the terms of this Agreement or which arises out of the execution of this Agreement, the prevailing party in such legal action will be entitled to receive from the other party the prevailing party’s reasonable attorneys’ fees and court costs incurred, including the costs of appeal, as may be determined and awarded by the court in which the action is brought.  The term “prevailing party” shall include, but not be limited to, a party who obtains legal counsel or brings an action against the other by reason of the other’s breach or default and obtains substantially the relief sought whether by compromise, settlement or judgment.

Section 11.10.                   Radon Gas.  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

Section 11.11.                   Confidentiality. Buyer will maintain in confidence all due diligence information, whether in written or oral form, without regard to whether marked “confidential” (collectively, “Information”), received from Sellers and will neither disclose any such Information to any third person or entity nor make use of any such Information for any purpose other than the purpose described herein without the prior written consent of Sellers.  Buyer will restrict access to such Information to only those persons who, in the reasonable business judgment of Buyer, “need to know” for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and who are instructed to keep such information confidential, such as Buyer’s officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction.  Buyer will advise all persons to whom it provides Information that they are bound by this Section 11.11. Notwithstanding the foregoing, Buyer will have no confidentiality, non-disclosure and non-use obligation with respect to any Information which:  is already known to the public prior to the Effective Date; becomes known to the public through authorized publication or otherwise through no breach of this Agreement by Buyer; can be established by Buyer by documentary evidence to have been in the legitimate and lawful possession of Buyer at the time revealed by Sellers to Buyer; is lawfully received by Buyer without restriction from a third party subsequent to the Effective Date, which third party did not obtain such Information through improper means; or is developed by Buyer independently and without benefit of the Information received pursuant to this Agreement. All materials and documents containing Information provided by Sellers to Buyer will remain the property of Sellers until Closing occurs.  The disclosure or transmission of Information to Buyer does not constitute the grant to Buyer of a license of any type.  In the event of termination of this Agreement or otherwise at Sellers’ request prior to Closing or termination of this Agreement, all Information will immediately either be destroyed by Buyer or returned to Sellers, as Sellers may direct, together with all copies and summaries thereof.  If Closing does not occur, all Information stored in electronic media will be destroyed, to the extent possible.  Buyer will thereafter certify in writing to Sellers that all Information has either been returned to Sellers or destroyed. Buyer’s obligations hereunder with respect to the Information (if Closing does not occur) will continue until the earlier of two (2) years from the Effective Date or at such time as any such Information becomes generally available to the public, except that Buyer’s obligations hereunder with respect to trade secrets and financial information shall continue indefinitely until such time as any such trade secrets or financial information becomes generally available to the public. In the event that Buyer is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Information, Buyer agrees that it will provide Sellers with prompt written notice of any such request or requirement, to the extent that notice is possible under the circumstances, so that prior to such disclosure Sellers may seek to obtain an appropriate protective order or waive compliance with the provisions of this letter of intent.  Absent same, Buyer will only disclose the Information which it is legally required to disclose, based on advice of Buyer’s counsel.  Upon full execution of this Agreement and again after any Closing occurs or fails to occur, the parties may either make a joint press release, or each party may make an individual press release that is mutually and reasonably agreed to by the other party; provided, that if the parties fail to agree on the contents of a joint press release or separate press releases, each party may nevertheless make its own individual press release, provided the other party shall be given a reasonable opportunity to make, on the date of such individual press release, its own individual press release, and copies of each such individual press release shall be delivered to the other party prior to being made.  Notwithstanding anything herein to the contrary, it is acknowledged that Sellers and Buyer are, or each is an affiliate of, a publicly traded company or a public company; consequently, Seller and Buyer shall have the right to disclose by filing with the Securities and Exchange Commission or through any other channel any information regarding the transaction contemplated by this Agreement required by law or as determined to be necessary or appropriate by Seller, Buyer or their respective attorneys related to public disclosure regarding Sellers and Buyer or their respective affiliates.  The terms of this Section 11.11 shall supersede the terms of that certain letter of intent entered into by the parties dated August 21, 2014, to the extent such confidentiality agreements relate or refer, directly or indirectly, to the transactions contemplated by this Agreement.

Section 11.12.                   Like-Kind Exchange. Sellers and Buyer acknowledge and agree that the purchase and sale of any Property may be part of a tax-free exchange under Section 1031 of the Internal Revenue Code for any Seller or Buyer. Each party hereby agrees to take all reasonable steps necessary before, on or after the applicable Closing date, to facilitate such exchange if requested by the other party at the sole cost of the exchanging party; provided, that the party making such accommodation shall not be required to acquire any substitute property or incur any cost, expense or other obligation in connection with such exchange, and provided, further, that the applicable Closing date shall not be delayed, impaired or complicated thereby. If either party wishes to make such an election, it must do so on or prior to the fifth (5(th) business day prior to the applicable Closing date. The cooperating party shall not be required to take title to or convey any real or personal property other than the applicable Property, and the cooperating party shall only be required to execute the standard facilitator documents customarily utilized by qualified intermediaries (e.g. assignment of purchase agreement forms).

[The signature page follows.]

IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be signed as of the Effective Date.

SELLERS:

KRG BRANSON HILLS, LLC, a Delaware
limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG BRANSON HILLS K-II, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG BRANSON HILLS T-III, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG BRANSON HILLS IV, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG ATHENS EASTSIDE, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG HARVEST SQUARE, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG OCEAN ISLE BEACH LANDING,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG PLEASANT PRAIRIE RIDGE, LLC,
a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG STEVENS POINT PINECREST,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG NEENAH FOX POINT, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG CONYERS HERITAGE, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG LAKE ST. LOUIS HAWK RIDGE,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG PRATTVILLE LEGENDS, LLC, a
Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG HOT SPRINGS FAIRGROUNDS,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG SHREVEPORT REGAL COURT,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG JACKSONVILLE RICHLANDS,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG OMAHA WHISPERING RIDGE,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

KRG ASHWAUBENON BAY PARK,
LLC, a Delaware limited liability company

By:	/s/ Thomas K. McGowan
Thomas K. McGowan, President and
Chief Operating Officer

BUYER:

INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ G. Joseph Cosenza
G. Joseph Cosenza, Authorized
Person

Exhibit A

Properties

Seller		Property and Location	Purchase Price	Assumption
1.	KRG Branson Hills, LLC, a Delaware limited liability company; KRG Branson Hills K-II, LLC, a Delaware limited liability company; KRG Branson Hills IV, LLC, a Delaware limited liability company	The Shoppes at Branson Hills, Branson, MO	$42,803,030	No Assumption
2.	KRG Branson Hills, LLC, a Delaware limited liability company; KRG Branson Hills T-III, LLC, a Delaware limited liability company	Branson Hills Plaza, Branson, MO	$9,667,000	No Assumption
3.	KRG Athens Eastside, LLC, a Delaware limited liability company	Eastside Junction, Athens, AL	$12,277,570	Assumption
4.	KRG Harvest Square, LLC, a Delaware limited liability company	Harvest Square, 5850 Highway 53, Harvest, AL 35749	$13,017,818	Assumption
5.	KRG Ocean Isle Beach Landing, LLC, a Delaware limited liability company	Landing at Ocean Isle Beach, Ocean Isle, NC	$10,894,597	No Assumption
6.	KRG Pleasant Prairie Ridge, LLC, a Delaware limited liability company	Shoppes at Prairie Ridge, 9777 76th Street, Pleasant Prairie, WI 53158	$32,527,273	No Assumption
7.	KRG Stevens Point Pinecrest, LLC, a Delaware limited liability company	Copps Grocery Store, 1500 Pinecrest Avenue, Stevens Point, WI 54481	$15,544,261	No Assumption

8.	KRG Neenah Fox Point, LLC, a Delaware limited liability company	Fox Point, 828 Fox Point Plaza, Neenah, WI 54946	$17,312,015	No Assumption
9.	KRG Conyers Heritage, LLC, a Delaware limited liability company	Walgreens — Heritage Square, 1877 Georgia Highway 20, Conyers, GA 30094	$9,010,529	No Assumption
10.	KRG Lake St. Louis Hawk Ridge, LLC, a Delaware limited liability company	The Shoppes at Hawk Ridge, Lake St. Louis, MO	$12,721,273	No Assumption
11.	KRG Prattville Legends, LLC, a Delaware limited liability company	Prattville Town Center, 2760 Legends Parkway, Prattville, AL 36067	$33,328,788	No Assumption
12.	KRG Hot Springs Fairgrounds, LLC, a Delaware limited liability company	Fairgrounds Crossing, 1412 Higdon Ferry Road, Hot Springs, AR 71913	$29,196,970	No Assumption
13.	KRG Shreveport Regal Court, LLC, a Delaware limited liability company	Regal Court, 7451 Youree Drive, Shreveport, LA 71105	$50,363,636	No Assumption
14.	KRG Jacksonville Richlands, LLC, a Delaware limited liability company	Walgreens Plaza, 3069-85 Richlands Highway, Jacksonville, FL 28540	$13,662,883	No Assumption
15.	KRG Omaha Whispering Ridge, LLC, a Delaware limited liability company	Whispering Ridge, 17021 Evans Plaza, Omaha, NE 68116	$15,802,933	No Assumption
16.	KRG Ashwaubenon Bay Park, LLC, a Delaware limited liability company	Village at Bay Park, 760-820 Willard Drive, Ashwaubenon, WI 54304	$19,700,045	No Assumption

Each Property shall include all of the following items (1) through (7) described below:

1.             The certain parcel(s) of land being described on Exhibit A-1 attached hereto, together with ) all buildings and improvements owned by each Seller located on, in, under, or upon such land and any and all of such Seller’s rights, easements, licenses and privileges presently thereon or appertaining to the land or improvements (collectively, the “Real Estate”);

2.             All of the applicable Seller’s right, title and interest in and to the equipment (excluding computer hardware and software) and other personal property situated on the Real Estate, owned by such Seller and used in the operation of the Real Estate (the “Personal Property”);

3.             All of the applicable Seller’s right, title and interest in and to the leases related to each Property (collectively, the “Leases”) and any security deposits paid by tenants or subtenants under the Leases;

4.             All of the applicable Seller’s right, title and interest in and to all union, maintenance, service, brokerage, advertising and other like contracts and agreements affecting the ownership and operation of such Property (the “Contracts”);

5.             To the extent assignable or transferable, all of the applicable Seller’s right, title, and interest in and to all intangible property (the “Intangible Property”), if any, pertaining to the Real Estate or the Personal Property or the use thereof, including without limitation, the names of the shopping centers located on the Real Estate, warranties and guarantees, permits, certificates of occupancy, licenses, approvals, governmental authorizations, transferable utility contracts, and any plans and specifications;

6.             All easements, if any, benefiting the Real Estate; and

7.             All rights and appurtenances pertaining to the foregoing, including any right, title, and interest of each Seller in and to adjacent streets, alleys or rights-of-way.

Exhibit A-1

Legal Description of Real Estate

The Shoppes at Branson Hills/Branson Hills Plaza

TRACT 1:

Lot 6, of The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide I, Pages 235-240, Taney County, Missouri.

Lot 4A, of the Administrative Replat Lot 4, The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide J Pages 723-724, Taney County, Missouri.

Outlots 1, 2, 4 and 7 of The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide I, Pages 235-240, Taney County, Missouri.

Outlots 6A, of the Replat of Outlots 5 and 6 of the The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide J, Page 722, Taney County, Missouri.

TRACT 2:

Lot 3, Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide H, pages 286287, Taney County, Missouri.

Lot 5A, Replat of Lots 4 & 5 of Branson Hills Plaza and Lot 6A of Amended Plat of Lots 6 and 7A of Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide J, pages 375-376, Taney County, Missouri.

Lot 6B, Replat of Lots 4 & 5 of Branson Hills Plaza and Lot 6A of Amended Plat of Lots 6 and 7A of Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide J, pages 375-376, Taney County, Missouri.

Lot 7B, in Amended of Lots 6 and 7A, Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide I, pages 789, Taney County, Missouri.

Lot 8A, Replat of Lots 7 and 8 Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide I, pages 285, Taney County, Missouri.

The Shoppes at Branson Hills (Lot 4B)

Lot 4B, in the Administrative Replat of Lot 4, The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide J, Pages 723-724, Taney County, Missouri.

The Shoppes at Branson Hills (Kohl’s Parcel)

Lot 5 of The Shoppes at Branson Hills, a subdivision as per recorded plat thereof, Plat Book/Slide I, Pages 235- 240, Taney County, Missouri.

Branson Hills Plaza (TJ Maxx Parcel)

Lot 2, Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide H, pages 286287, Taney County, Missouri.

Shoppes at Prairie Ridge

PARCEL I:

Lot 1 of Certified Survey Map No. 2603, recorded on November 9, 2007, as Document No. 1539382, being a redivision of Lot 1 and Lot 2 of Certified Survey Map No. 2602, being a part of the Northwest 1/4 of Section 8, Town 1 North, Range 22 East, in the Village of Pleasant Prairie, County of Kenosha, State of Wisconsin.

PARCEL II:

Lot 3 of Certified Survey Map No. 2603, recorded on November 9, 2007, as Document No. 1539382, being a redivision of Lot 1 and Lot 2 of Certified Survey Map No. 2602, being a part of the Northwest 1/4 of Section 8, Town 1 North, Range 22 East, in the Village of Pleasant Prairie, County of Kenosha, State of Wisconsin.

PARCEL III:

Lot 4 of Certified Survey Map No. 2603, recorded on November 9, 2007, as Document No. 1539382, being a redivision of Lot 1 and Lot 2 of Certified Survey Map No. 2602, being a part of the Northwest 1/4 of Section 8, Town 1 North, Range 22 East, in the Village of Pleasant Prairie, County of Kenosha, State of Wisconsin.

Prattville Town Center

Tracts 1, 2, 3 and 4, as shown on the Prattcenter Plat No.1, as said Plat is recorded in the Office of the Judge of Probate of Elmore County, Alabama, in Plat Book 16, at Pages 21 and 22.

Landing at Ocean Isle Beach

Lying and being situate in Brunswick County, North Carolina, and being more particularly described as follows:

BEING ALL of Lot 7 as shown on that plat entitled “Final Plat of The Landing at Ocean Isle Beach, Lots 1 to 10” as recorded in Map Book 52, Page 79, in the Brunswick County Public Registry.

Eastside Junction

Lot 3-A according to the Final Plat of Replat of Lot 3 of East Side Junction Plat Book “H”, Page 104 recorded in the Office of the Judge of Probate of Limestone County, Alabama in Plat Book H at Page 130.

Harvest Square

Lot #5A and Lot #5A.l, according to the Map and Plat of Harvest Square Subdivision, as said Map and Plat appear of record in the Office of the Judge of Probate of Madison County, Alabama, as Document No. 20090601000361050.

The Shoppes at Hawk Ridge

Lots 1 thru 4 inclusive of LAKE ST. LOUIS PLAT 272, being a Resubdivision of Outlot C-1 of Lake St. Louis Plat 266, a Re-subdivision of Block C of The Shoppes at Hawk Ridge, a Subdivision in St. Charles County, Missouri, as per plat thereof recorded in Plat Book 46, Page 331.

Fairgrounds Crossing

Lot 1, 2 and 7 of Fairgrounds Crossing Commercial Subdivision, according to Plat recorded in Book 14 at Page 125 of the Plat Records of Garland County, Arkansas.

Copps Grocery Store

Lot 1 in Certified Survey Map No. 10205-45-85, as recorded in Volume 45 of Survey Maps, Page 85, as Document No. 765887, being a part of Copps Addition and part of Lot 1 of Certified Survey Map No. 288-1-288, Part of Parcel Lettered “B”, all of Parcel Lettered “C”, and part of Parcel Lettered “D”, Certified Survey Map No. 437-2-97, all of Lot 1 of Certified Survey Map No. 933-3-291, and part of Parcel Lettered “B”, all of Parcel Lettered “C”, and part of Parcel Lettered “D”, Certified Survey Map No. 1452-5-210, all of Lot 2, and part of Lot 3 of Certified Survey Map No. 6752-24-275, and all of Lot 1 of Certified Survey Map No. 7247-26-177, located in the Southeast 1/4 of the Northeast 1/4 of Section 33, Town 24 North, Range 8 East, in the City of Stevens Point, County of Portage, State of Wisconsin.

Fox Point

Parcels A & B:

A PARCEL OF LAND BEING PART OF THE NORTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 28, TOWNSHIP 20 NORTH, RANGE 17 EAST, CITY OF NEENAH, WINNEBAGO COUNTY, WISCONSIN, BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SECTION 28; THENCE S01°27’04”E, 1179.76 FEET ALONG THE WEST LINE OF THE SOUTHWEST 1/4 OF SECTION 28; THENCE N88°27’03”E, 104.10 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF GREEN BAY ROAD AND THE POINT OF BEGINNING; THENCE N01°11’09”W, 177.72 FEET ALONG SAID EAST RIGHT OF WAY LINE;THENCE N29°38’54”E, 13.47 FEET; THENCE N48°25’42”E, 11.00 FEET; THENCE N61°14’51”E, 15.00 FEET; THENCE N11°14’49”E, 37.62 FEET; THENCE N88°33’34”E, 173.61 FEET; THENCE N01°11’09”W, 280.83 FEET; THENCE N70°21’13”W, 29.60 FEET; THENCE N02°00’37”E, 85.58 FEET; THENCE N89°05’04”E, 150.00 FEET; THENCE N00°54’56”W, 141.48 FEET; THENCE N34°18’40”W, 41.82 FEET TO A POINT ON THE SOUTH RIGHT OF WAY LINE OF WINNECONNE AVENUE (S.T.H. “114”); THENCE N88°18’45”E, 38.64 FEET; THENCE N61°49’30”E, 43.00 FEET; THENCE N21°02’58”E, 18.00 FEET; THENCE N36°43’13”E, 13.50

FEET; THENCE N51°55’53”E, 13.50 FEET; THENCE N61°19’47”E, 20.50 FEET; THENCE N66°19’23”E, 21.00 FEET; THENCE N69°05’14”E, 31.00 FEET; THENCE N08°54’58”W, 7.78 FEET; THENCE NORTHEASTERLY, 41.63 FEET ALONG THE ARC OF A 1526.10 FOOT RADIUS CURVE TO THE RIGHT, HAVING A CHORD WHICH BEARS N81°52’08”E AND IS 41.63 FEET IN LENGTH; THENCE S02°30’26”W, 278.58 FEET; THENCE N80°25’21”E, 365.22 FEET TO THE BEGINNING POINT OF A MEANDER LINE OF THE WESTERLY SHORE OF THE NEENAH SLOUGH, SAID POINT BEARS S80°25’21”W A DISTANCE OF 42 FEET MORE OR LESS FROM SAID SHORE; THENCE S11°31’35”W, 676.69 FEET ALONG SAID MEANDER LINE TO THE TERMINATION POINT OF SAID MEANDER LINE, SAID POINT BEARS S88°26’46”W A DISTANCE OF 131 FEET MORE OF LESS FROM SAID SHORE; THENCE S88°26’46”W, 719.59 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIBED PARCEL INCLUDES ALL THAT LAND LYING BETWEEN THE ABOVE DESCRIBED MEANDER LINE AND THE WESTERLY SHORE OF SAID NEENAH SLOUGH BOUNDED BY THE EXTENSION OF THE RESPECTIVE LOT LINES OF THE ABOVE DESCRIBED PARCEL TO SAID WESTERLY SHORE.

Parcel C-1:

That part of the Northwest 1/4 of the Southwest 1/4 of Section 28, Township 20 North, Range 17 East, in the Sixth Ward, City of Neenah, Winnebago County, Wisconsin, lying West of a line described as follows, viz:

Commencing on the West line of said Section at a point 752.6 feet South of the intersection of said West line with the centerline of State Trunk Highway No. 114; thence East, at right angles to the West line of said Section, 103.3 feet to the East line of a highway, commonly known as Green Bay Road, the place of beginning; thence East, at right angles to the West line of said Section, 180 feet; thence South, parallel with the East line of said Green Bay Road, 70 feet; thence West, at right angles to the West line of said Section, 180 feet to the East line of said Green Bay Road; thence North, along the East line of said Green Bay Road, 70 feet, to the place of beginning.

Parcel C-2:

That part of Lot Four (4), of Certified Survey Map No. 1088, as recorded in the Office of the Register of Deeds for Winnebago County on January 13, 1984 at 10:00 AM, in Volume 1 of Certified Survey Maps, Page 1088, as Document No. 584988, being a part of the West 1/2 of the Southwest 1/4 of Section 28, Township 20 North, Range 17 East, in the Sixth Ward, City of Neenah, Winnebago County, Wisconsin, lying West of a line described as follows, viz:

Commencing at the Northeast (most Easterly) corner of said Lot 4; thence South 89 degrees 40’ 45” West, along the North line of said Lot 4, 300.00 feet; thence South 70.0 feet, to the point of beginning of said line, thence continuing South to the Southerly line of said Lot 4, and the point of termination of said line.

Parcel D:

That part of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section Twenty-eight (28), Township Twenty (20) North, Range Seventeen (17) East, in the Sixth Ward, City of Neenah, Winnebago County, Wisconsin, described as follows, viz:

Commencing at the West Quarter corner of said Section; thence South, along the West line of said Section, 429 feet, to the center line of Winneconne Avenue; thence North 69 degrees 9’ East, along the center line of said Avenue, 400 feet; thence North 78 degrees 54’ East, along the center line of said Avenue, 264 feet, to the Northwesterly corner of tract of land heretofore conveyed to Sara Napuck by Deed recorded in Volume 952 on Page 575, the place of beginning; thence South 3 degrees 2’ West, 326.67 feet thence Easterly, along the Southerly line of tract of land heretofore conveyed to Sarah Napuck by Deed recorded in Volume 792 on Page 153, to the center line of a Slough; thence Northerly, along the center line of said Slough, to the center line of said Avenue; thence Westerly, along the center line of said Avenue, to the place of beginning, excepting therefrom that portion thereof included within the limits of Winneconne Avenue, as now located.

Regal Court

A tract of land situated in fractional Section 37, Township 17 North, Range 13 West, Caddo Parish, Louisiana, and being part of that land designated as Lot 1 of Hart’s Island in a Judgment Recognizing and Sending in Possess ion to Carroll W. Feist and Malcolm Feist, dated January 27, 1969 recorded in Conveyance Book 1210, Page 651 in the Official Records of Caddo Parish, Louisiana, and as shown on a map or Hart’s Island recorded in Conveyance Book 14, Page 195 in said records and being more particularity described as follows:

COMMENCING at 1/2, inch iron rod (set) at the intersection of the east right of way line of State Highway No. 1 (Youree Drive) and with the south right of way of Regal Drive, (previously called Lowe’s Blvd.)As shown on the Plat of Kings Red River Subdivision, recorded in Book 4050 on Page 49 in said Official Records;

THENCE North 64 degrees 32 minutes 39 seconds East with the south right of way line of Regal Drive, at a distance of 124.62 feet pass a 1/2 inch iron rod (set) for corner, same being the intersection of said south right of way with the south right line of Regal Drive, continuing a total distance of 133.97 feet to a 1/2 inch iron rod (set) for corner in said right of way line and being the beginning of a curve to the left;

THENCE continuing with said right of way line and along said curve to the left, having a Delta of 43 degrees 42 minutes 09 seconds, a Radius of 298.50 feet, a Chord which bears North 42 degrees 41 min 35 seconds East-222.20 feet and an Arc Length of 227.68 feet to a 1/2 inch iron rod (set) for corner at the end of said curve;

THENCE North 20 degrees 50 minutes 30 seconds East continuing with said right of way line, a distance of 136.58 feet to a 1/2 inch iron rod (set) for corner and being the beginning of a curve to the right;

THENCE continuing with said proposed right of way line and a long said curve to the right having a Delta of 57 degrees 41 minutes 33 seconds, a Radius of 197.50 feet, a Chord which bears North 49 degrees 41 minutes 17 seconds East-190.57 feet and an Arc Length of 198.87 feet to a 1/2 inch iron rod (set) for corner at the end of said curve;

THENCE North 78 degrees 32 minutes 03 seconds East continuing with said proposed right of way line, a distance of 625 .77 feet to a 1/2 inch iron rod (set) for corner and being the beginning of a curve to the left;

THENCE continuing with said proposed right of way line and along said curve to the left having a Delta of 32 degrees 25 minutes 14 seconds a Radius of 175.55 feet, a Chord which bears North 62 degrees 19 minutes 26 seconds East-98.02 feet and an Arc Length of 99.34 feet to a 1/2 inch iron rod (set) for corner In same;

THENCE across the above referenced Lot 1 of Hart’s Island as follows:

South 25 degrees 21 minutes 57 seconds East a distance of 760.3 8 feet to a 1/2 inch iron rod (set) for corner,

South 21 degrees 59 minutes 54 seconds West a distance of 1154.00 feet to a 1/2 inch iron rod (set) for corner in the north high bank of Sand Beach Bayou;

THENCE with the east and north high bank of said Sand Beach Bayou as follows:

South 85 degrees 19 minutes 56 seconds West a distance of 128.15 feet,

South 85 degrees 39 minutes 01 seconds West a distance of 163.11 feet,

South 86 degrees 02 minutes 26 seconds West a distance of 149.91 feet and,

North 86 degrees 18 minutes 16 seconds West a distance of 63.49 feet to a 1/2 inch iron rod (set) in east right of way line of the aforementioned State Highway No. 1 (Youree Drive);

THENCE North 25 degrees 27 minutes 21 seconds West with the east right of way line of State Highway No. 1 (Youree Drive), a distance of 78.6 1 feet to a 1/2 inch iron rod (set) for an angle corner in said right of way line;

THENCE North 31 degrees 10 minutes 21 seconds West continuing with the said east right of way line, a distance of 100.50 feet to a 1/2 inch iron rod (set) for an angle corner in said right of way line.

THENCE North 25 degrees 27 minutes 21 seconds West continuing with the said east right of way line, a distance of 1093.56 feet to the PLACE OF BEGTNNING.

Less and Except Lot 10A, Regal Crossing Unit 2 per plat thereof recorded at Book 6000, Page 54. Registry No. 2152463, Caddo Parish, Louisiana Records.

NOW KNOWN AS:

LOTS 1, 2, 3, 4, 4-A, 5, 6, 11 AND 12, REGAL CROSS ING Being a Subdivision of Part of Fractional Section 37, Township 17 North, Range 13 West, Caddo Parish, Louisiana, 13 Lots -39.499 Acres, a subdivision in the City of Shreveport, Caddo Parish, Louisiana, as per that plat recorded in Book 5050, Pages 191- 192 under Registry No. 2097143 of the Records of Caddo Parish, Louisiana.

AND

LOTS 7 A, 8A and 9A REGAL CROSSING UNIT 2 [Being a Resubdivision of Lots 7-10 of Regal Crossing as recorded in Book 5050, Pages 191-192 of the Conveyance Records of Caddo Parish, Louisiana, Being located in Fractional Section 37, Township 17 North Range 13 West Caddo Parish, Louisiana, Area 4.820 Acres], a subdivision in the City of Shreveport, Caddo Parish, Louisiana, as per that plat recorded in Book 6000, Page 54 under Registry No. 2152463 of the Records of Caddo Parish, Louisiana.

Village at Bay Park

Part of Private Claims 19 and 30, West side of Fox River, being all of Lot 1, Volume 49 Certified Survey Maps, Page 1, Map No 7199 and all of Lot 1, Volume 40 Certified Survey Maps, Page 317, Map No. 6140 and part of vacated Holmgren Way as described in Document No. 2130409, Brown County Records, all in the Village of Ashwaubenon, County of Brown, State of Wisconsin, bounded and described as follows: Commencing at the Brown County Certified Land Corner 30E/F-13/14(b), said corner being on the Southerly line of Private Claim 30, West side of Fox River; thence along the Southerly line of Private Claim 30 South 64° 04’ 11” East, 623.24 feet; thence North 30° 04’ 39” East, 34.97 feet to a point on the Northerly line of Willard Drive, said point being the point of beginning; thence North 30° 04’ 39” East, 835.53 feet to a point at the Northeasterly corner of Lot 3, Volume 15 Certified Survey Maps, Page 325, Map No. 3015 and the Southerly line of Cormier Road; thence South 63° 58’ 49” East, 703.67 feet along the Southerly line of Cormier Road; thence Southeasterly 19.19 feet along a curve to the right whose radius is 12.00 feet, and whose chord bearing is South 19° 04’ 41” East, 17.21 feet, to a point on the Westerly line of Holmgren Way; thence along the Westerly line of Holmgren Way South 26° 09’ 44” West, 26.88 feet; thence continuing along the Westerly line of Holmgren Way 436.68 feet on a curve to the left whose radius is 640.00 feet, and whose chord bearing is South 06° 39’ 06” West 428.25 feet; thence continuing along the Westerly line of Holmgren Way South 13° 06’ 12” East, 60.93 feet; thence continuing along the Westerly line of Holmgren Way 318.36 feet on a curve to the right whose radius is 560.00 feet, and whose chord bearing is South 03° 19’ 50” West, 314.09 feet; thence South 54° 45’ 59” West, 59.54 feet to a point on the Northerly line of Willard Drive; thence continuing on the Northerly line of Willard Drive North 64° 06’ 39” West, 234.97 feet to a point on the centerline of vacated Holmgren Way; thence along the centerline of vacated Holmgren Way North 26° 09’ 44” East, 240.00 feet; thence North 63° 58’ 45” West, 219.85 feet to the Northeasterly corner of Lot 1 of Volume 35 Certified Survey Maps, Page 262, Map No. 5416; thence South 26° 12’ 04” West along the Easterly line of Lot 1 Volume 35 Certified Survey Maps, Page 262, Map No. 5416, 240.15 feet to the Southeasterly corner of Lot 1 of Volume 35 Certified Survey Maps, Page 262, Map No. 5416 and the Northerly line of Willard Drive; thence along the Northerly line of Willard Drive North 64° 01’ 23” West, 592.93 feet to the point of beginning. EXCEPTING THEREFROM those portions conveyed for road purposes as described in Document No. 2217221, corrected by Affidavit of Correction recorded as Document No. 2225865, and Document No. 217222 corrected by Affidavit of Correction recorded as Document No. 2225866, and Document No. 2217223.

Whispering Ridge

PARCEL 1:

Lot Two (2) and Outlot A, Whispering Ridge Replat Seven, a subdivision, Douglas County, Nebraska.

PARCEL 2:

Outlot E, Whispering Ridge, a subdivision, Douglas County, Nebraska.

Heritage Square

Tract 1:

All that tract or parcel of land lying and being in Land Lot 243 of the 10th District, City of Conyers, Rockdale County, Georgia, and being more particularly described as follows:

Commencing at a concrete monument found at me nor1heasterly comer of the mitered right-of/way intersection of me existing westerly right-of-way of Georgia Highway 138/20 (also known as McDonough Highway, having a variable width right-of-way) and the existing nor1hem right-of-way of Georgia Highway 138 (also known as Stockbridge Highway, having a variable ‘width right-of-way); 1hence North 02 degrees 20 minutes 31 seconds West a distance of 175.85 feet to a 5/8” rebar set, said 5/8” rebar set being the TRUE POINT OF BEGINNING. Thence leaving said right-of-way South 89 degrees 59 minutes 30 seconds West a distance of 15&.48 feet to a PK nail set; hence North 57 degrees 33 minutes 59 seconds West a distance of 184.16 feet to a 3/4” open top pipe found; thence North 00 degrees 07 minutes 59 seconds East a distance of 184.72 feet to a 5/8” rebar set; thence North 89 degrees 07 minutes 49 seconds East a distance 313.68 feet to a PK nail set on me westerly right-of-way of Georgia Highway 138/20 (also known as McDonough Highway); 1hence along said right-of-way the following courses and distances: South 00 degrees 51 minutes 55 seconds West a distance of 130.92 feet to a concrete monument found; South 00 degrees 00 minutes 46 seconds East a distance of 113.08 feet to a 5/8” rebar set; South 02 degrees 19 minutes 29 seconds East a distance of 44.28 feet to a 5/8” rebar set, said 5/8” rebar set being the TRUE POINT OF BEGINNING.

Tract 2:

All that tract or parcel of land lying and being in Land Lot 243 of the 10th District, City of Conyers, Rockdale County, Georgia, and being more particularly described as follows:

Beginning at a concrete monument found at the nor1heasterly comer of the mitered right-of-way intersection of the existing westerly right-of-way of Georgia Highway 138/20 (also known as McDonough Highway, having a variable width right-of-way) and the existing northern right-of way of Georgia Highway 13-8 (also known as Stockbridge Highway, having a variable width right-of-way); thence along said proposed right-of-way of Georgia Highway 138 the following courses and distances: South 87 degrees 07 minutes 38 seconds West a distance of 1833 feet to a 5/8” rebar set; South 45 degrees 05 minutes 31 seconds West a distance of 5 1.83 feet to a 5/8” rebar set; Nor1h 90 degrees 00 minutes 00 seconds West a distance of 182.79 feet to a 5/8” rebar set; North 87 degrees 43 minutes 13 seconds West a distance of36.31 feet to a PK nail set; North 90 degrees 00 minutes 00 seconds West a distance of 90.93 feet to a 5/8” rebar set; thence leaving said right-of-way North 00 degrees 11 minutes 25 seconds West a distance of 311.01 feet to a 5/8” rebar set; thence South 89 degrees 22 minutes 15 seconds East a distance of 44.95 feet to a 3/4” open top pipe found; thence South 57 degrees 33 minutes ,59 seconds East a distance of 184.16 feet to a PK nail set; thence North 89 degrees 59 minutes 30 seconds East a distance of 158.48 feet to a 5/8” rebar set on the western right-of-way of Georgia Highway 138/20 (also known as McDonough Highway); thence along said right-of-way South 02 degrees 20 minutes 31 seconds East a distance of 175.85 feet to a concrete monument found on the existing right-of way of Georgia Highway 138/20, said concrete monument found being the TRUE POINT OF BEGINING.

Walgreens Plaza

LEGAL DESCRIPTION — TRACT ONE

Lying in Jacksonville Township, Onslow County, North Carolina, and being more particularly described as follows:

Beginning at an existing magnail; said magnail being located S 57°16’04” E 761.92 feet from North Carolina Geodectic Survey Marker “Rita 1985” (said marker having Nad 83/1986 grid coordinates, N=369,539.0870 feet, E=2,457,655.2618 feet); said marker “Rita 1985” being further located S 57°04’56” E 3,560.2931 feet from North Carolina Geodectic Survey Marker “Hinson 1985” (said marker having Nad 83/1986 coordinates N=371,473.8765 feet, E=2,454,666.5703 feet) (said markers having a combined factor of 0.99991027).

Thence from said point of beginning so located running N 56°16’23” E 21.00 feet to an existing magnail; thence N 33°43’37” W 70.21 feet to an existing magnail; thence N 46°18’16” E 32.26 feet to a point; thence continuing N 46°18’16” E 20.08 feet to a point; thence continuing N 46°18’16” E 127.88 feet to an existing magnail; thence N 20°17’44” E 28.96 feet to an existing magnail; thence N 69°42’16” W 18.25 feet to an existing magnail; thence N 20°17’44” E 46.50 feet to an existing iron stake in the right-of-way line of US HWY 258/NC HWY 24; thence with said right-of-way line S 69°42’16” E 15.05 feet to an existing iron pipe; thence continuing with said right-of-way line S 65°53’55” E 87.85 feet to an existing iron pipe; thence continuing with said right-of-way line S 65°53’55” E 143.06 feet to an existing right-of-way monument; thence S 20°41’14” E 84.39 feet to an existing right-of-way monument; said right-of-way monument being located in the right-of-way line of NC HWY53; thence with said right-of-way line S 46°18’16” W 85.52 feet to an existing iron pipe; thence S 46°18’16” W 184.81 feet to a point; thence S46°18’16” W 20.07 feet to a point; thence S 46°18’16” W 65.90 feet to an existing iron pipe; thence leaving said right-of-way line and running N 43°41’44” W 61.74 feet to an existing magnail; thence N 33°43’37” W 53.21 feet to an existing magnail; thence N 33°43’37” W 37.12 feet to a point; thence N 33°43’37” W 15.03 feet to a point; thence N 33°43’37 W 24.85 feet to the point and place of beginning.

Containing 2.047 acres more or less excluding road right-of-way, and being Tract 1 depicted on the map entitle “Recombination Map for Record Survey for Walgreen Co.,” dated January 2, 2009, recorded in Book 57, Page 109, SL M-943, in the Onslow County, NC, Register of Deeds Office.

LEGAL DESCRIPTION — TRACT TWO

Lying in Jacksonville Township, Onslow County, North Carolina, and being more particularly described as follows:

Beginning at an existing iron pipe; said existing iron pipe being located S 50°42’36” E 322.45 feet from North Carolina Geodectic Survey Marker “Rita 1985” (said marker having Nad 83/1986 Grid Coordinates, N=369,539.0870 feet, E=2,457,655.2618 feet); said Marker “Rita 1985” being further located S 57°04’56” E 3,560.2931 feet from North Carolina Geodectic Survey Marker “Hinson 1985” (said marker having Nad 83/1986 Coordinates N=371,473.8765 feet, E-2,454,666.5703 feet) (said markers having a combined factor of 0.99991027).

Thence from said point of beginning so located running N 79°02’09” E 86.84 feet to an existing PK Nail; thence N 73°06’36” E 44.67 feet to a point; thence N 56°19’59” E 75.06 feet to a point; thence N 33°43’47” W 99.54 feet to an existing iron stake; said stake being located on the right-of-way line of US HWY 258/NC HWY 24; thence running with and along said right-of-way line S 88°23’45” E 40.98 feet to an existing magnail; thence continuing along said right-of-way line S 78°50’19” E 50.92 feet to a point; thence S 78°50’19” E 18.61 feet to a point; thence S 78°50’19” E 133.96 feet to an existing magnail; thence S 69°42’16” E 87.98 feet to an existing magnail; thence S 69°42’16” E 53.72 feet to an existing iron stake; thence leaving said right-of-way line and running S 20°17’44” W 31.50 feet to an existing magnail; thence S 69°42’16” E 18.25 feet to an existing magnail; thence S 20°17’44” W 28.96 feet to an existing magnail; thence S 46°18’16” W 127.88 feet to a point; thence S 46°18’16” W 20.08 feet to a point; thence S 46°18’16” W 32.26 feet to an existing magnail; thence S 33°43’37” E 70.21 feet; thence S 56°16’23” W 21.00 to an existing magnail; thence S 33°43’37”E 24.85 feet to a point; thence S 33°43’37” E 15.03 feet to a point; thence S 33°43’37” E 37.12 feet to an existing magnail; thence S 56°16’23” W 205.83 feet to an existing iron stake; thence N 34°13’38” W 116.09 feet to an existing iron stake; thence N 55°46’22” E 48.00 feet to an existing iron stake; thence N 34°13’38” W 286.86 feet to an existing iron stake; thence S 75°59’17” W 51.15 feet to an existing iron stake; thence N 34°13’38” W 45.96 feet to the point and place of beginning.

Containing 3.033 acres more or less excluding road right-of-way, and being Tract 2 depicted on the map entitled “Recombination Map for Record Survey for Walgreen Co.” dated January 2, 2009, recorded in Book 57, Page 109, SL M-943, in the Onslow County, NC, Register of Deeds Office.

LEGAL DESCRIPTION — TRACT THREE

Lying in Jacksonville Township, Onslow County, North Carolina, and being more particularly described as follows:

Beginning at an existing iron stake; said existing iron stake being located S 40°57’07” E 781.16 feet from North Carolina Geodectic Survey Marker “Rita 1985” (said marker having Nad 83/1986 Grid Coordinates, N=369,539.0870 feet; E=2,457,655.2618 feet) said marker “Rita 1985” being further located S 57°04’56” E 3,560.2931 feet from North Carolina Geodectic Survey Marker “Hinson 1985” (said marker having Nad 83/1986 coordinates N=371,473.8765 feet; E=2,454,666.5703 feet) (said markers having a combined factor of 0.9991027).

Thence form said point of beginning so located running N 56°16’23” E 205.83 feet to an existing magnail; thence S 33°43’37” E 53.21 feet to an existing magnail; thence S 43°41’44” E 61.74 feet to an existing iron stake; said existing iron stake being located on the right-of-way line of NC HWY 53; thence running with said right-of-way line S 46°18’16 W 184.98 feet to an existing magnail; thence N 88°39’46 W 40.61 feet to an existing magnail; said magnail being located on the right-of-way line of NCSR 1135; thence running with said right-of-way line N 34°13’38” W 122.71 feet to the point and place of beginning; containing 0.627 acres more or less excluding road right-of-way, and being Tract 3 depicted on the map entitled “Recombination Map for Record Survey for Walgreen Co.” dated January 2, 2009, recorded in Book 57, Page 109, SL M-943, in the Onslow County, NC, Register of Deeds Office.

LEGAL DESCRIPTION — TRACT FOUR

Lying in Jacksonville Township, Onslow County, North Carolina, and being more particularly described as follows:

Beginning at an existing iron stake; said existing iron stake being located S 48°40’21” E 366.75 feet from North Carolina Geodectic Survey Marker “Rita 1985” (said marker having Nad 83/1986 Grid Coordinates, N=369,539.0870 feet, E=2,457,655.2618 feet); said marker “Rita 1985” being further located S 57°04’56” E 3,560.2931 feet from North Carolina Geodectic Survey Marker “Hinson 1985” (said marker having Nad 83/1986 Coordinates N=371,473.8765 feet, E=2,454,666.5703 feet) (said markers having a combined factor of 0.99991027).

Thence from said point of beginning so located running N 75°59’15” E 51.15 feet to an existing iron stake; thence S 34°13’38” E 286.86 feet to an existing iron stake; thence S 55°46’22” W 48.00 feet to an existing iron stake; said existing iron stake being located on the right-of-way line of NCSR 1135; thence running with said right-of-way line N 34°13’38” W 304.54 feet to the point of beginning.

Containing 0.325 acres more or less excluding road right-of-way, and being Tract 4 depicted on the map entitled “Recombination Map for Record Survey for Walgreen Co.” dated January 2, 2009, recorded in Book 57, Page 109, SL M-943, in the Onslow County, NC, Register of Deeds Office.

Exhibit B

Form of Bill of Sale

BILL OF SALE

[NAME OF SITE, CITY, STATE]

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [SELLER], a [state] limited liability company (“Seller”), does hereby sell, transfer and assign to [PURCHASER], a [state] limited liability company (“Purchaser”), without representation, warranty or recourse, all of Seller’s right, title and interest in and to the equipment (excluding computer hardware and software) and other personal property situated on the real estate located in                   ,                     , and more particularly described in Exhibit A attached hereto and incorporated herein (the “Real Estate”), owned by Seller and used in the operation of the Real Estate (the “Personal Property”).

TO HAVE AND TO HOLD, the Personal Property unto Purchaser, its successors and assigns.

The Personal Property transferred pursuant to this Bill of Sale is conveyed AS-IS WHERE-IS WITHOUT ANY REPRESENTATION OF ANY KIND OR NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

This Bill of Sale is delivered pursuant to that certain Purchase and Sale Agreement, dated as of                   , 2014, by and between Seller and Purchaser, and is subject to all of the terms and conditions thereof, including without limitation Article VIII thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

SELLER:

[SELLER],
a [state] limited liability company

By:

Name:

Title:

Exhibit C

Form of Assignment of Leases

ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

[NAME OF SITE, CITY, STATE]

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is entered into as of the        day of             , 2014, by and between [SELLER], a [state] limited liability company (“Assignor”), and [PURCHASER], a [state] limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated       , 2014, between Assignor and Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1.                                      Property. The “Property” means the real property located in [city, state], commonly known as [name of site], and more particularly described in Exhibit A attached hereto and incorporated herein.

2.                                      Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property, and more particularly described in Exhibit B attached to this Assignment.

3.                                      Security Deposits. “Security Deposits” means those certain refundable security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

4.                                      Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits, and all of Assignor’s right, title and interest in and to all of the Actions (as such term is defined in the Agreement) listed on Exhibit E relating to the Property (subject to any modifications of or supplements to Exhibit E based upon any disclosures provided to Buyer by Seller since the date of the Agreement), but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 3.4(b)(viii) of the Agreement.

5.                                      Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases as of the date of this Assignment, and assumes the obligations under the Actions listed on Exhibit E to the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E based upon any disclosures provided to Buyer by Seller since the date of the Agreement). Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases. Including but not limited to those events any obligations of items disclosed on disclosure schedule

6.                                      Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

7.                                      Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8.                                      Limited Liability. By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This Section 8 is subject to, and not in limitation of, the limitations on liability provided in Section 8(e) of the Agreement.

9.                                      Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

[SELLER],
a [state] limited liability company

By:

Name:

Title:

ASSIGNEE:

[PURCHASER],
a [state] limited liability company

By:

Name:

Title:

Exhibit D

Form of General Assignment

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of the        day of             , 2014, by and between [SELLER], a [state] limited liability company (“Assignor”), and [PURCHASER], a [state] limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated       , 2014, between Assignor and Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1.                                      Property.  The “Property” means the real property located in [city, state], commonly known as [name of site], and more particularly described in Exhibit A attached hereto and incorporated herein.

2.                                      Assigned Contracts.  “Assigned Contracts” means those maintenance, supply, service and other agreements relating to the Property that are described in Exhibit B attached to this Assignment.

3.                                      Intangible Property. The “Intangible Property” shall have the same definition ascribed to it in the Agreement.

4.                                      Warranties and Permits.  “Warranties and Permits” shall mean, to the extent assignable, all of Seller’s right title and interest in all warranties and permits applicable to the Property or any improvement or personal property located thereon.

5.                                      Assignment.  For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Assigned Contracts, Intangible Property and Warranties and Permits.

6.                                      Assumption.  Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Assigned Contracts, Intangible Property and Warranties and Permits as of the date of this Assignment.  Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Assigned Contracts which are applicable to the period and required to be performed from and after the date of this Assignment, but not otherwise.  Assignor shall remain liable for all covenants, agreements and obligations under the Assigned Contracts and all other contracts related to the Property for the period commencing July 1, 2014 and ending on the date of this Assignment.  Assignor and/or Assignee may introduce a copy of this Agreement in any dispute, litigation or other proceeding involving a third party and any of the Assigned Contracts or other such contracts and, in such event, this Agreement shall be deemed to be conclusive proof of the parties’ respective liabilities under and with respect to the Assigned Contracts and such other contracts.

7.                                      Attorneys’ Fees.  If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.  As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

8.                                      Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9.                                      Limited Liability.  By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.  This Section 9 is subject to, and not in limitation of, the limitations on liability provided in Section 3(e) of the Agreement.

10.                               Counterparts.  This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

[SELLER],
a [state] limited liability company

By:

Name:

Title:

ASSIGNEE:

[PURCHASER],
a [state] limited liability company

By:

Name:

Title:

Exhibit E

Schedule of Litigation

1.              Shoppes at Prairie Ridge — bankruptcy of Dots tenant (initiated prior to Merger Date).

2.              Shoppes at Prairie Ridge — eviction of Tazino’s tenant (initiated prior to Merger Date).

3.              The Shoppes at Branson Hills — dispute with Peachtree Frozen Yogurt tenant regarding past due amounts (initiated prior to Merger Date).

4.              Prattville Town Center — dispute with Le’s Enterprises, Inc./Cosmo Nails (initiated prior to Merger Date).

5.              Heritage Square — dispute with All Vacuums tenant regarding collection of rental amounts (initiated prior to Merger Date).

6.              Regal Court — dispute with Dick’s Sporting Goods regarding the repair or replacement of certain storefront materials.

7.              Hawk Ridge — potential dispute with prior owner of the Hawk Ridge Property regarding the lease with the UPS Store tenant.

Exhibit F

Rent Roll

[to be attached.]

Exhibit G

Contracts

The Shoppes at Branson Hills and Branson Hills Plaza

1.              Service Agreement, dated as of May 9, 2012, by and between North American Property Maintenance, Inc., and Inland Diversified Branson Hills, LLC, for landscaping services.

2.              Service Agreement, commencing as of November 1, 2013, by and between North American Property Maintenance and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Branson Hills, LLC, for snow removal services.

3.              Alarm Services Agreement, dated as of April 1, 2012, by and between Branson Security Services and Inland Diversified Real Estate Services LLC.

4.              Service Agreement, dated as of May 9, 2012, by and between North American Property Maintenance, Inc., and Inland Diversified Branson Hills, LLC, for porter/sweeper services, as amended by that certain Amendment to Service Agreement, dated as of February 6, 2013, by and between North American Property Maintenance, Inc., and Inland Diversified Branson Hills, LLC.

5.              Service Agreement, dated as of September 12, 2013, by and between Precision Waste Solutions, LLC, and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Branson Hills, LLC.

Eastside Junction

1.              Service Agreement, commencing as of May 1, 2012, by and between Athens Turf Management, Inc, and Inland Diversified Athens Eastside, LLC, as amended by that certain Amendment to Service Agreement, dated as of April 11, 2013, by and between Athens Turf Management and Inland Diversified Athens Eastside, LLC.

2.              Service Agreement, dated as of April 26, 2012, by and between Grayson Bailey Landscaping and Inland Diversified Athens Eastside, LLC, as amended by that certain Amendment to Service Agreement, dated as of March 14, 2013, by and between Grayson Bailey Landscaping and Inland Diversified Athens Eastside, LLC.

3.              Service Agreement, dated as of October 24, 2013, by and between Grounds Control of Huntsville, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Athens Eastside, LLC.

4.              Service Agreement, dated as of September 20, 2013, by and between Central Fire Protection, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Athens Eastside, LLC.

5.              Service Agreement, dated as of April 20, 2012, by and between BHT Grease Trap Services and Inland Diversified Athens Eastside, LLC, as amended by that certain Amendment to Service Agreement, dated as of April 11, 2013, by and between BHT Grease Trap Services and Inland Diversified Athens Eastside, LLC.

6.              Service Agreement, dated as of April 17, 2012, by and between Power Vac Services and Inland Diversified Athens Eastside, LLC.

7.              Service Agreement, commencing as of May 1, 2012, by and between Fish Window Cleaning and Inland Diversified Athens Eastside, LLC, as amended by that certain

Amendment to Service Agreement, dated as of April 11, 2013, by and between Fish Window Cleaning and Inland Diversified Athens Eastside, LLC.

8.              Service Agreement, commencing as of June 1, 2012, by and between Holt’s Pest Control and Inland Diversified Athens Eastside, LLC, as amended by that certain Amendment to Service Agreement, dated as of April 11, 2013, by and between Holt’s Pest Control Services and Inland Diversified Athens Eastside, LLC.

Harvest Square

1.              Service Agreement, dated as of January 2013, by and between Appalachia Landscaping and Inland Diversified Harvest Square, L.L.C.

2.              Service Agreement, dated as of October 24, 2013, by and between Grounds Control of Huntsville, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Harvest Square, LLC.

3.              Service Agreement, dated as of September 20, 2013, by and between Central Fire Protection, Inc., and Inland Diversified Real Estate Services, LLC, as agent for Inland Diversified Harvest Square, LLC.

4.              Service Agreement, dated as of February 9, 2012, by and between Metro Clean and Green and Inland Diversified Harvest Square, LLC, as amended by that certain Amendment to Service Agreement, dated as of April 11, 2013.

5.              Outdoor Container License Agreement, dated as of January 31, 2012, by and between Precision Waste Solutions, L.L.C., and Inland Diversified Real Estate Services, LLC.

Landing at Ocean Isle Beach

1.              Service Agreement, dated as of January 24, 2014, by and between Green Up Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Ocean Isle Beach Landing, LLC.

2.              Monitoring Service Agreement, dated as of June 25, 2013, by and between SimplexGrinnell and Inland Diversified Real Estate Services LLC.

3.              Service Agreement, commencing as of April 1, 2013, by and between Southco Commercial Property Maintenance and Inland Diversified Ocean Isle Beach Landing, LLC, for vacant unit window cleaning services.

4.              Service Agreement, dated as of March 1, 2013, by and between Southco Commercial Property Maintenance and Inland Diversified Ocean isle Beach Landing, LLC, for parking lot sweeping and additional services.

Shoppes at Prairie Ridge

1.              Service Agreement, dated as of April 3, 2012, by and between The Bristol Group and Inland Diversified Pleasant Prairie Ridge, L.L.C.

2.              Service Agreement, commencing as of October 15, 2012, by and between The Bristol Group and Inland Diversified Pleasant Prairie Ridge, L.L.C.

3.              Service Agreement, dated as of December 9, 2011, by and between Waste Management of Illinois, Inc., and Inland Diversified Pleasant Prairie Ridge, LLC.

4.              Service Agreement, dated as of January 3, 2012, by and between Waste Management of Illinois, Inc., and Inland Diversified Pleasant Prairie Ridge, LLC.

Copps Grocery Store

None.

Fox Point

1.              Service Agreement, dated as of April 3, 2012, by and between David J. Frank Landscape Contracting, Inc., and Inland Diversified Neenah Fox Point, L.L.C.

2.              Service Agreement, dated as of April 9, 2013, by and between Reliable Sweep Inc., and Inland Diversified Neenah Fox Point, LLC.

3.              Service Agreement, dated as of November 29, 2011, by and between Waste Management of Illinois, Inc., and Inland Diversified Neenah Fox Point, L.L.C.

Heritage Square

1.              Service Agreement, dated as of December 6, 2012, by and between Davis Brothers Landscaping and Inland Diversified Conyers Heritage, LLC, for landscaping services.

2.              Service Agreement, dated as of October 24, 2013, by and between Davis Brothers Landscaping and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Conyers Heritage, LLC, for snow removal services.

3.              Service Agreement, dated as of June 16, 2012, by and between Atlanta Sweeping Services and Inland Diversified Conyers Heritage, LLC.

4.              Service Agreement, dated as of June 26, 2012, by and between Flexible Pest Services, LLC, and Inland Diversified Conyers Heritage, LLC.

The Shoppes at Hawk Ridge

1.              Service Agreement, dated as of November 19, 2013, by and between Pro Lawns, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Lake St. Louis Hawk Ridge, LLC, for landscaping services.

2.              Service Agreement, dated as of October 22, 2013, by and between Pro Lawns, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Lake St. Louis Hawk Ridge, LLC, for snow removal services.

3.              Service Agreement, dated as of March 12, 2013, by and between Katsam, LLC, and Inland Diversified Lake St. Louis Hawk Ridge, LLC.

4.              Customer Service Agreement, dated as of April 5, 2012, by and between Allied Services, LLC d/b/a Allied Waste Services of Bridgeton and Inland Diversified Lake St. Louis Hawk Ridge, LLC.

Prattville Town Center

1.              Service Agreement, commencing as of February 1, 2013, by and between American Sweeping and Inland Diversified Prattville Legends, L.L.C.

2.              Service Agreement, dated as of October 24, 2013, by and between American Sweeping, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC.

3.              Service Agreement, dated as of January 31, 2013, by and between Arrow Pest Control and Inland Diversified Prattville Legends, L.L.C.

4.              Service Agreement, dated as of November 1, 2013, by and between Central Alabama Landcare, LLC, and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC.

5.              Service Agreement, dated as of September 20, 2013, by and between Central Fire Protection, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC.

6.              Service Agreement, dated as of September 25, 2013, by and between Crosby Electric Company, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC.

7.              Service Agreement, dated as of March 6, 2014, by and between Peaches ‘n Clean Commercial Services and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC, as amended by that certain Amendment to Service Agreement, dated as of April 1, 2014, by and between Peaches ‘n Clean Commercial Services and Inland Diversified Prattville Legends, LLC.

8.              Service Agreement, dated as of June 26, 2014, by and between Southeastern Striping, LLC, and Inland Diversified Prattville Legends, LLC.

9.              Service Agreement, dated as of April 28, 2014, by and between Southeastern Striping, L.L.C., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC.

10.       Service Agreement, dated as of October 10, 2013, by and between Property Management Source, LLC, and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Prattville Legends, LLC.

11.       Time and Materials Service Agreement, dated as of August 6, 2012, by and between Sylvania Lighting Services and Inland Diversified Real Estate Services, LLC.

12.       Service Agreement, dated as of November 2012, by and between Waste Away Group Inc. d/b/a Waste Management of South Alabama, and Inland Diversified Prattville Legends, LLC.

Fairgrounds Crossing

1.              Service Agreement, dated as of June 9, 2012, by and between Navigator Property Maintenance and Inland Diversified Hot Springs Fairgrounds, LLC, for landscaping services.

2.              Service Agreement, dated as of October 24, 2013, by and between Navigator Property Maintenance and Inland Diversified Real Estate Services LLC, and Inland Diversified Hot Springs Fairgrounds, LLC, for snow removal services.

3.              Monitoring Proposal/Agreement, dated as of October 17, 2011, by and between Dunk Fire & Security and Inland Diversified Hot Springs Fairgrounds, LLC.

4.              Service Agreement, dated as of May 14, 2012, by and between Brooks Grease Service, Inc., and Inland Diversified Hot Springs Fairgrounds, LLC.

5.              Service Agreement, commencing as of September 1, 2012, by and between Navigator Property Maintenance and Inland Diversified Hot Springs Fairgrounds, LLC, for porter/sweeper services.

Regal Court

1.              Service Agreement, dated as of July 9, 2013, by and between Lawnmasters of Shreveport, LLC, and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Shreveport Regal Court, LLC.

2.              Monitoring Information & Agreement, dated as of May 26, 2010, by and between Inland Diversified Real Estate Services Inc., and AAA Safety, Inc., as amended by that certain Amendment to Service Agreement, dated as of November 5, 2013, by and between AAA Safety, Inc., and Inland Diversified Regal Court, LLC.

3.              Service Agreement, dated as of October 3, 2013, by and between Fire Tech Systems, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Shreveport Regal Court, LLC.

4.              Service Agreement, dated as of March 11, 2012, by and between True Line Pavement Striping & Stencils, and Inland Diversified Real Estate Services, L.L.C., as agent for Inland Diversified Shreveport Regal Court, L.L.C., as amended by that certain Amendment to Service Agreement, dated as of March 11, 2012, by and between True Line Pavement Striping & Stencils, and Inland Diversified Shreveport Regal Court, L.L.C.

5.              Service Agreement, dated as of February 28, 2013, by and between Law’s Sweeping, LLC, and Inland Diversified Shreveport Regal Court, LLC.

6.              Service Agreement, dated as of April 30, 2013, by and between Precision Waste, and Inland Diversified Shreveport Regal Court, L.L.C.

7.              Orkin Pest Control Commercial Services Agreement, dated as of February 8, 2011, by and between Orkin Pest Control and Inland Diversified Real Estate Services.

Walgreen’s Plaza

1.              Service Agreement, dated as of December 31, 2012, by and between Butler Trieu, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Jacksonville Richlands, LLC, for landscaping services.

2.              Service Agreement, dated as of December 31, 2012, by and between Butler Trieu, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Jacksonville Richlands, LLC, for sweeping and porter services.

3.              Service Agreement, dated as of December 31, 2012, by and between Butler Trieu, Inc., and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Jacksonville Richlands, LLC, for pressure washing services.

Whispering Ridge

1.              Service Agreement, dated as of October 3, 2013, by and between Lawn Land & Beyond, LLC, and Inland Diversified Real Estate Services LLC, as agent for Inland Diversified Omaha Whispering Ridge, LLC.

2.              Service Agreement, dated as of January 3, 2013, by and between Amerilawn of Nebraska and Inland Diversified Omaha Whispering Ridge, L.L.C.

Village at Bay Park

1.              Service Agreement, dated as of April 3, 2012, by and between David J. Frank Landscape Contracting, Inc., and Inland Diversified Ashwaubenon Bay Park, L.L.C.

2.              Service Agreement, dated as of October 31, 2013, by and between 1st Choice Landscaping and Inland Diversified Real Estate Services LLC, as agent for AIG Baker Bay Park, LLC.

3.              Monitoring Service Agreements for Building A, Building B, Building C, Building D and Building E, dated as of March 14, 2011, by and between SimplexGrinnell and Inland Diversified Ashwaubenon Bay Park, L.L.C.

4.              Service Agreement, commencing as of June 1, 2012, by and between Reliable Sweep, Inc., and Inland Diversified Ashwaubenon Bay Park, L.L.C.

5.              Service Agreement, dated as of March 1, 2011, by and between Waste Management and Inland Diversified Ashwaubenon Bay Park, L.L.C.

Exhibit H

Preapproved Leases

Property	Tenant
Regal Court	Party City
Regal Court	Carter’s
Regal Court	Bunt Cakes
Prattville Town Center	Kirkland’s
Walgreen’s Plaza	ER Care
Shoppes at Prairie Ridge	Barre & Co.